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                                 PRICE OWNER LLC


                                                 (Borrower)


                                       and


                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                                 (Lender)



                           --------------------------

                                 LOAN AGREEMENT

                           --------------------------



                           Dated: As of June 28, 2000




===============================================================================

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                  THIS LOAN AGREEMENT (the "Agreement") is made as of the 28th day of June, 2000 between PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center
Drive, Suite 300, San Diego, California 92128, ("Borrower") and GMAC
COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer, Horsham, Pennsylvania 19044-8015 ("Lender").

                              W I T N E S S E T H :

                  WHEREAS, at the request of Borrower, Lender has agreed to fund to Borrower a loan in the principal amount of $121,375,000.00 (the "Loan");

                  WHEREAS, the Loan is evidenced by that certain note of even date herewith made by Borrower to Lender in the original principal amount of $121,375,000.00 (as the same may be amended, modified, restated, split or severed, the "Note") and secured by five (5) certain mortgages, deeds of trust and other real estate security instruments, as the case may be, each of even date herewith, made by Borrower to Lender (collectively, as the same may be amended, modified, restated, split or severed, the "Security Instruments"), covering five (5) parcels of land more fully described in EXHIBIT A attached hereto and made a part hereof (collectively, the "Parcels");

                  NOW, THEREFORE, in consideration of ten dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

         1. THE NOTE AND THE SECURITY INSTRUMENTS. The indebtedness of Borrower shall be: (i) evidenced by the Note, and (ii) secured by, among other things, (a) the Security Instruments made by Borrower covering the fee estate or leasehold estate of Borrower, as applicable, in each Parcel, Borrower's interest in the Improvements (as defined in the Security Instruments) located on each Parcel and other property, rights and interests of Borrower in the same (individually, a "Property" and collectively, the "Properties"), and (b) assignments of leases and rents given by Borrower to Lender dated the date hereof and covering the Properties (collectively, the "Assignments of Rents").

         2. LOAN DOCUMENTS. The term "Loan Documents" as used in this Agreement shall collectively mean the Note, the Security Instruments, this Agreement, the Assignments of Rents, the Guaranty of Recourse Obligations, the Assignments of Licenses, Permits and Contracts, the Environmental Indemnity Agreement, the Assignment of Management Agreement and Subordination of Management Fees, the UCC Financing Statements, the Replacement Reserve and Security Agreement, if any, the Required Repair Reserve, if any, the Tenant Improvement and Leasing Commission Reserve Agreement, if any, each dated the date hereof and all other documents and instruments of any nature whatsoever executed or delivered in connection with the Loan.

         3. PROPERTY RELEASES. Subject to the terms and conditions set forth herein, at any time after the Lockout Date (as defined in the Note), Borrower shall have the right, from time to time, on any Payment Date (as defined in the Note), or on any Business Day provided that a payment of the Interest Shortfall (as defined in the Note) is made, to obtain a release (a "Property Release") of a Property from the lien of the related Security Instruments (i) provided that no default under this

Agreement, the Note, the Security Instruments or any other Loan Documents has occurred and is continuing, (ii) subject to compliance with the provisions set forth below in this Section 3 of this Agreement; and (iii) provided that legal, record, economic and beneficial ownership of the Property for which a Property Release is being requested (the "Release Premises") is simultaneously with the granting of the Property Release transferred (a "Release Premises Transfer") to and shall be owned immediately after such Property Release by a person(s), party(ies) or entity(ies) other than Borrower or any managing member or general partner of Borrower ("Release Premises Transferee"). In the event that the Borrower seeks to release a Property from the lien of the related Security Instrument, Lender shall release such Property from the lien of the related Security Instrument and the Loan Documents, but only upon receipt by Lender of the following:

                  (a) At least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Release Premises;

                  (b) A certificate of Borrower certifying the requirements set forth in Paragraph 3(f) of this Agreement shall be true after giving effect to such transfer;

                  (c) A wire transfer of immediately available federal funds in an amount equal to 115% of the Allocated Loan Amount for the Release Premises as set forth on Exhibit B attached hereto and made a part hereof (the "Release Amount"), together with (i) all accrued and unpaid interest on the amount of principal being prepaid, (ii) if such payment is not made on a Payment Date, the Interest Shortfall with respect to the amount prepaid, and (iii) all other sums due under the Note, the applicable Security Instrument and the applicable other Loan Documents in connection with a partial prepayment;

                  (d) All proposed documents related to the Release Premises Transferee and such documents, certificates and assurances that Lender shall reasonably request to evidence and confirm that the Release Premises is simultaneously with the Property Release being transferred to a Release Premises Transferee;

                  (e) Payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Property from the lien of the related Security Instruments and the review and approval of the documents and information required to be delivered in connection therewith ("Property Release Expenses");

                  (f) Evidence reasonably satisfactory to Lender that the Aggregate Debt Service Coverage Ratio (hereinafter defined) for the twelve (12) month period immediately preceding the Property Release with respect to the Properties remaining encumbered by the liens of the Security Instruments after giving effect to the Property Release shall be equal to or greater than the greater of (i) 1.80 to 1.00 (the "Origination DSCR") and (ii) the Aggregate Debt Service Coverage Ratio with respect to the Properties then encumbered by the liens of the Security Instruments immediately prior to such release, for the twelve
        (12) months immediately preceding the second calendar month prior to the date of the proposed Property Release (the "Current DSCR");

                  (g) If any Securities (as defined in the Security Instruments) have been issued, the written confirmation of the Rating Agencies (as defined in the Security Instruments) that the Property Release shall not result in a downgrade, withdrawal or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender and its counsel (a "No Downgrade Letter").

         4. SUBSTITUTION OF PROPERTIES. Subject to the terms and conditions set forth in this Paragraph 4, Borrower may obtain a release of the lien of a Security Instrument (and the related Loan Documents) encumbering an individual Property (a "Substituted Property") by substituting therefor another retail property owned by Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that (a) the Property located in Westbury, New York may not be a Substituted Property and (b) no more than two (2) Substituted Properties shall be permitted during the term of the Loan. In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

                  (a) Lender shall have received a copy of a deed conveying all of Borrower's right, title and interest in and to the Substituted Property to an entity other than Borrower (or any general partner of managing member of Borrower) and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Substituted Property is located;

                  (b) Lender shall have received an appraisal of the Substitute Property dated no more than sixty (60) days prior to the substitution by an licensed appraiser, indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Substituted Property as of the date hereof;

                  (c) Receipt of evidence that the Aggregate Debt Service Coverage, after giving effect to the substitution, shall be equal to or greater than the greater of (i) the Origination DSCR and (ii) the Current DSCR;

                  (d) The NOI (hereinafter defined) for the Substitute Property does not show a downward trend over the three (3) years immediately prior to the date of substitution;

                  (e) The NOI and Debt Service Coverage Ratio (hereinafter defined), for the twelve (12) month period immediately preceding the substitution, for the Substitute Property is greater than one hundred fifteen percent (115%) of the NOI and Debt Service Coverage Ratio, for the twelve (12) month period immediately preceding the substitution, for the related Substituted Property. For purposes of this clause (e), the Debt Service Coverage Ratio with respect to a Substitute Property or a Substituted Property shall be calculated using the NOI with respect to such Substitute Property or the Substituted Property, as applicable, and the principal and interest due and payable on the Note with respect to the related Allocated Loan Amount;

                  (f)      Receipt of a No Downgrade Letter;

                  (g) No Event of Default shall have occurred and be continuing;

                  (h) Borrower shall have executed, acknowledged and delivered to Lender (A) a Security Instrument, an Assignment of Leases and UCC Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and UCC Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and one of the UCC Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC Financing Statement in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law) and
        (B) such other Loan Documents as required by Lender, including, without limitation, an Environmental Indemnity, with respect to the Substitute Property. The Security Instrument, Assignment of Leases, UCC Financing Statements, Environmental Indemnity and other Loan Documents shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting the Substitute Property as the individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (n) below. The Security Instrument encumbering the Substitute Property shall secure, at Lender's option, (i) all amounts evidenced by the Note or
        (ii) one hundred twenty five percent (125%) of the applicable allocated loan amount, as determined by Lender. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Substituted Property;

                  (i) Lender shall have received (A) to the extent available, a "tie-in" or similar endorsement to each title insurance policy issued in connection with the closing of the Loan (the "Title Insurance Policy") insuring the lien of an existing Security Instruments as of the date of the substitution with respect to the title insurance policy insuring the lien of the Security Instrument with respect to the Substitute Property and (B) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policy and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the lien of the Security Instrument encumbering the Substituted Property. The title insurance policy issued with respect to the Substitute Property shall
        (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Substitute Allocated Loan Amount, (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policy insuring the liens of the existing Security Instruments, to the extent reasonably available in the state where the Substitute Property is located and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid;

                  (j) Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the title insurance policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey shall certify, if appropriate, that the surveyed property is not located in a "one-hundred-year flood hazard area";

                  (k) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an individual Property pursuant to the Loan Documents have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period;

                  (l) Lender shall have received an acceptable Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Security Instrument) in violation of any Environmental Law (as defined in the Security Instruments) and is not subject to any risk of contamination from any off-site Hazardous Substance;

                  (m) Borrower shall deliver or cause to be delivered to Lender
        (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of the general partner or managing member, as applicable, of Borrower authorizing the substitution and any actions taken in connection with such substitution;

                  (n) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (h) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and subject to other reasonable and customary qualifications and assumptions, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause
        (h) above were duly authorized, executed and delivered by Borrower and that, to the counsel's knowledge, the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel stating that subjecting the Substitute Property to the lien of the related Security Instrument and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder;
        (D) an update of the Non-Consolidation Opinion indicating that the substitution does not affect the opinions set forth therein and (E) an opinion of counsel that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any "real estate mortgage investment conduit" within the meaning of
        Section 860D of the Code that holds the Note;

                  (o) Borrower shall have paid or deposited with Lender all costs associated with the Substitute Property, including without limitation, (i) accrued but unpaid Insurance Premiums (as defined in the Security Instruments), (ii) currently due Taxes (as defined in the Security Instruments) (including any in arrears) and (iii) currently due Other Charges (as defined in the Security Instruments);

                  (p) Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other out-of-pocket expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution;

                  (q) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statement;

                  (r) Borrower shall have delivered to Lender estoppel certificates from tenants at the Substitute Property which (1) occupy, in the aggregate, at least eighty percent (80%) of the gross leasable space at the Substitute Property and (2) provide, in the aggregate, at least eighty (80%) of the gross rental income at the Substitute Property, which estoppel certificates shall be in substantially the same form as the estoppel certificates delivered to Lender prior to the closing of the Loan;

                  (s) Lender shall have received copies of all tenant leases and any ground leases affecting the Substitute Property certified by Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct;

                  (t) Lender shall have received subordination, nondisturbance and attornment agreements (an "SNDA") in substantially the same form as the SNDAs delivered to Lender prior to the closing of the Loan with respect to Leases affecting the Substitute Property which are not subordinate by their terms;

                  (u) Lender shall have received (A) an endorsement to the title insurance policy insuring the lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such title insurance policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot;

                  (v) Lender shall have received a property conditions report acceptable to Lender in its reasonable discretion with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, zoning, subdivision and building laws),

                  (w) Lender shall have received a certified copy of an amendment to the Management Agreement (as defined in the Security Instruments) reflecting the deletion of the Substituted Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement and Subordination of Management Fees reflecting such amendment to the Management Agreement;

                  (x) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as Lender may reasonably require;

                  (y) Lender shall have received copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto;

                  (z) Borrower shall submit to Lender, not less than twenty (20) days prior to the date of such substitution, a certificate certifying that the requirements set forth in this Paragraph 4 have been satisfied.

         Upon the satisfaction of the foregoing conditions precedent, Lender will release its lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an encumbered Property for purposes of this Agreement and one hundred fifteen percent (115%) of the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Release Amount with respect to such Substitute Property for all purposes hereunder.

         5. DEFINITIONS. The following capitalized terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meaning set forth in the Security Instruments.

                  "AGGREGATE DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (a) the sum of NOI derived from the operation of each of the Properties encumbered by a Security Instrument (other than the Release Premises, if applicable) during the applicable period, to (b) the total Debt Service that would be payable under the Note for the applicable period. For purposes of this calculation, "Debt Service" shall mean, for any given month during the term of the Loan, the amount of interest that would be due and payable on each Payment Date for the immediately preceding month on the outstanding principal balance of the Note, calculated at an interest rate equal to the greater of
(i) the Applicable Interest Rate (as defined in the Note) and (ii) 7.66438% per annum.

                  "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (a) the NOI derived from the operation of a Property during the applicable period to (b) the Debt Service that would be due under the Note with respect to the Allocated Loan Amount applicable to the Property as set forth on Exhibit B for the twelve (12) calendar month period immediately following the calculation.

                  "EXPENSES" shall mean, with respect to a Property, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses to be paid or payable, as determined in accordance with generally accepted accounting principles ("GAAP"), by Borrower during that period in connection with the operation of such Property for which it is to be determined, including without limitation:

         (i) expenses for cleaning, repair, maintenance, decoration and painting of the Property (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

         (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's on-site personnel, up to and including (but not above) the level of the property manager (the "Property Manager"), engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Trustor;

         (iii) management fees approved by Borrower and equal to the greater of (A) three percent (3%) of the gross income derived from the operation of the Property or (B) the actual management fees incurred by Borrower. Such fees shall include all fees for management services whether such services are performed at such Property or off-site;

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

         (v)      Insurance Premiums;

         (vi)     legal, accounting and other professional fees and expenses;

         (vii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

         (viii)   Taxes, Other Charges and Ground Rents, if any;

         (ix)     advertising and other marketing costs and expenses;

         (x) casualty losses to the extent not reimbursed by a third party; and

         (xi) other expenses approved by Borrower as set forth in the budget delivered to Lender as provided for herein.

         Notwithstanding the foregoing, Expenses shall not include (A) depreciation or amortization or any other non-cash item of expense unless approved by Lender; (B) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan but not in exercising any of its rights under this Agreement, the Security Instrument or any of the other Loan Documents; or (C) any expenditure which is properly treatable as a capital item under GAAP.

                  "NOI" shall mean, with respect to any Property, the gross income derived from the operation of such Property, less Expenses attributable to such Property. NOI shall include only Rents actually received and earned and such other income, including any rent loss or business interruption insurance proceeds, laundry, parking, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges and Expenses actually paid or payable on an accrual basis attributable to such Property on an annualized basis during the applicable period ending on the last day of the month that is two calendar months prior to the month during which the NOI is being calculated, as set forth on operating statements reasonably satisfactory to Lender. NOI shall be calculated in accordance with customary accounting principles applicable to real estate.

         Notwithstanding the foregoing, NOI shall not include (a) condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds); (b) any proceeds from the sale, exchange, transfer, financing or refinancing of all or any portion of a Property; (c) amounts received from tenants as security deposits; or (d) any other type of income otherwise includable in NOI but paid directly by any tenant to a person or entity other than Borrower.

         6. EVENTS OF DEFAULT. The term "Event of Default" as used in this Agreement shall have the meaning ascribed to such term in the Security Instruments.

         Upon the occurrence of an Event of Default under this Agreement, Lender (i) may, at its option and in its sole discretion, declare the Debt immediately due and payable, and (ii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

         7. INCORPORATION OF PROVISIONS. The Note, the Security Instruments and the other Loan Documents are subject to the conditions, stipulations, agreements and covenants contained herein to the same extent and effect as if fully set forth therein until this Agreement is terminated by the payment in full of the Debt.

         8. FURTHER ASSURANCES. Borrower shall on demand of Lender do any act or execute any additional documents required by Lender to confirm the lien of the Security Instruments.

         9. CONSTRUCTION OF AGREEMENT. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

         10. PARTIES BOUND, ETC. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective heirs, executors, legal representatives, successors and assigns (except as otherwise prohibited by this Agreement).

         11. WAIVERS. Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

         12. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

         13. SEVERABILITY. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

         14. NOTICES. All notices required to be given under the terms of this Agreement shall be given in accordance with and to the addresses set forth in the Note.

         15. MODIFICATION. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto.

         16. RECOURSE. The obligations of Borrower hereunder shall be limited to the same extent as provided for in Article 15 of the Security Instruments.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement the day and year first above written.

                            PRICE OWNER LLC, a Delaware limited liability company

                            By: Price Owner Corp., a Delaware corporation, its managing member

                                     By:      /s/ James Y. Nakagawa
                                              Name: James Y. Nakagawa
                                              Title: C.F.O

                            GMAC COMMERCIAL MORTGAGE
                            CORPORATION, a California corporation

                            By:      /s/ Barry Gersten
                                     Name: Barry Gersten
                                     Attorney-in-Fact

                                    EXHIBIT A

                              (Legal Descriptions)

                                    EXHIBIT B



================================================================================
                                                               ALLOCATED
                                                                 LOAN
                  SITE                                          AMOUNT
                                                                ("ALA")
--------------------------------------------------------------------------------
Price Club Plaza                                            $47,000,000.00
Westbury, New York


--------------------------------------------------------------------------------
The Willowbrook                                             $26,500,000.00
Wayne, New Jersey


--------------------------------------------------------------------------------
The Home Depot Plaza                                        $16,400,000.00
Bensalem, Pennsylvania


--------------------------------------------------------------------------------
Signal Hill Towne Center                                    $17,375,000.00
Signal Hill, California


--------------------------------------------------------------------------------
Stanford Ranch Crossing                                     $14,100,000.00
Roseville, California


--------------------------------------------------------------------------------


                             FORM OF PROMISSORY NOTE



$121,375,000.00                                             As of June 28, 2000


                  FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 ("Borrower"), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender"), at Lender's office located at 200 Witmer Road, P.O. Box 809, Horsham, Pennsylvania 19044-0809, Attn: Servicing Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of ONE HUNDRED TWENTY-ONE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($121,375,000.00), or so much thereof as is outstanding and unpaid, together with interest thereon at the Applicable Interest Rate (hereinafter defined), in lawful money of the United States of America which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private.

         1.       COMPUTATION OF INTEREST.

         1.01 COMPUTATION OF INTEREST. Interest under this Note shall be paid in arrears and shall be calculated based on a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

         1.02 INITIAL APPLICABLE INTEREST RATE AND RATE ADJUSTMENT DATE. Interest shall accrue on outstanding principal under this Note at the rate ("Applicable Interest Rate") which is the LIBOR Rate (defined below) plus (.98%) ninety-eight one hundredths percent ("Margin"), which combined figure shall be rounded upwards to the nearest one-eighth percent (.125%). Adjustments to the Applicable Interest Rate in connection with changes in the LIBOR Rate shall be made on the first (1 ) st day of each calendar month ("Rate Adjustment Date"), except that the initial LIBOR Rate shall be determined by Lender as of the date of this Note.

         1.03 LIBOR RATE. The London Interbank Offered Rate ("LIBOR Rate") shall mean the average of London Interbank Offered Rates (in U.S. dollar deposits) for a term of one month determined solely by Lender as of each Rate Adjustment Date. On each Rate Adjustment Date, Lender will obtain the LIBOR Rate from the appropriate Bloomberg display page available as of the close of business announced on the last business day of the month immediately preceding the Rate Adjustment Date. If Bloomberg ceases publication or ceases to publish the LIBOR Rate, Lender shall select a comparable publication to determine the LIBOR Rate and provide notice thereof to Borrower. The LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender as set forth above.

         1.04 LIBOR UNASCERTAINABLE. (a) If (i) on any date on which the LIBOR Rate would otherwise be set, Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining the LIBOR Rate or
(B) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender hereunder, or (ii) at any time Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the loan evidenced by this Note has been made impracticable or unlawful by Lender's compliance in good faith with any law or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); then, and in any such event, Lender may notify Borrower of such determination. Upon the date specified by Lender in such notice (which shall not be earlier than the date such notice is given), Lender's obligation to charge interest to Borrower at the LIBOR Rate shall be suspended until Lender shall notify Borrower of Lender's determination in good faith (which determination shall be conclusive in the absence of manifest error) that the circumstances giving rise to such previous determination no longer exists.

         (b) If Lender notifies Borrower of a determination under subsection (a) above, the LIBOR Rate shall automatically be converted to the "Index" of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Rate Adjustment Date.

         1.05 ADJUSTMENT DUE TO CALCULATIONS. If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Applicable Interest Rate (whether because of a miscalculation of the LIBOR Rate or otherwise), then Lender shall notify Borrower of the corrected amount of the monthly payment and Applicable Interest Rate, and (a) if the corrected Applicable Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated, or (b) if the corrected amount of the Applicable Interest Rate results in an overpayment by Borrower to Lender, and no Event of Default (as hereafter defined) has then occurred and is continuing, Lender shall thereafter pay to Borrower the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated or, at Lender's option, Lender may credit such amounts against Borrower's outstanding or next ensuing payment obligations hereunder.

         1.06 INCREASED COSTS. (a) Borrower shall, from time to time upon demand by Lender, pay to Lender as additional interest all amounts necessary to reimburse Lender for any increase in the cost to Lender of agreeing to make or making the indebtedness evidenced by this Note which may arise from (i) any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) Lender's compliance with any guideline or request from any governmental authority (whether or not having the force of law). Lender shall notify Borrower in writing of the amount of any such increased costs, which Lender shall calculate in good faith, and such calculation shall be conclusive and binding on Borrower in the absence of manifest error.

         (b) If (i) any law, or guideline, interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (A) subjects Lender to any tax or changes the basis of taxation with respect to this Note or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or under the other Loan Documents (as hereafter defined) (except for taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Lender; provided, that this exclusion shall not apply to a connection arising solely from Lender having executed, delivered, performed its obligations under or received a payment under, or enforced this Note or any of the other Loan Documents), or (B) imposes upon Lender any other condition or expense with respect to this Note, or the making, maintenance or funding of any part of the indebtedness evidenced hereby or any security therefor, and (ii) the result of any occurrence of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Lender with respect to this Note, or the making, maintenance or funding of any part of the indebtedness evidenced hereby or any security therefor, by an amount which Lender deems in good faith to be material, Lender may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Lender (which determination shall be conclusive in the absence of manifest error) to be necessary to compensate Lender for such imposition,

         (c) If Borrower is by law prohibited from paying any amount due to Lender under subsections (a) or (b) above, Lender may elect to declare the unpaid balance hereof and all interest accrued thereon due and payable within five (5) days after written notice to Borrower.

         2.       PAYMENTS OF PRINCIPAL AND INTEREST.

         2.01 PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall pay principal and interest under this Note as follows:

         (a) Commencing on the first day of August, 2000 ("First Payment Date"), and continuing on the first day of each and every successive month thereafter (each a "Payment Date") through and including the Payment Date immediately prior to the Maturity Date (defined below), monthly payments of accrued interest based on the Applicable Interest Rate (determined as of the immediately preceding Rate Adjustment Date); and

         (b) On the first day of July, 2004 ("Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and any other amounts due under the Note, the Security Instruments or the Other Security Documents (hereafter defined) shall be due and payable in full.

         2.02 PAYMENT OF SHORT INTEREST. If this Note is executed on a date other than the first day of a calendar month, Borrower shall pay to Lender, contemporaneously with the execution of this Note, an interest payment calculated by multiplying (a) the number of days from and including the date of this Note to and including the last day of such month (b) by a daily rate based on the Applicable Interest Rate calculated for a 360 day year (the "Interest Shortfall").

         2.03 METHOD OF PAYMENT. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes. "Business Day" for purposes of this Note shall mean all days other than Saturday or Sunday and legal holidays on which Federal banks within the State of New York are closed. In the event a Payment Date is not a Business Day, said Payment Date shall be extended to the next immediately succeeding Business Day.

         2.04 APPLICATION OF PAYMENTS. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole, but reasonable, discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the fixed monthly installments required to be paid hereunder. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

         2.05 PREPAYMENT. (a) The principal balance of this Note may not prepaid, in whole or in part, prior to July 1, 2002 (the "Lockout Date").

         (b) On or after the Lockout Date, but only on a Payment Date, the principal balance of this Note may be prepaid in whole or in part (as hereinafter provided), provided (i) Borrower so notifies Lender in writing no more than sixty (60) days and not less than thirty (30) days prior to the intended date of such prepayment, and (ii) such prepayment is accompanied by all accrued interest and all other outstanding amounts then due hereunder and under the Loan Documents. Partial prepayments of this Note are permitted only in minimum amounts of at least $100,000.00.

         (c) If any prepayment is made hereunder without the prior notice required by subsection (i) above, then, Borrower shall pay an amount equal to the lesser of (i) thirty (30) days unearned interest computed on the outstanding principal balance of this Note so prepaid, or (ii) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

         (d) Notwithstanding any provision of this Note to the contrary, Borrower's notice of prepayment in accordance with subsection (b) above shall be irrevocable, and the principal balance to be prepaid shall be absolutely and unconditionally due and payable on the date specified in such notice, provided, however, Borrower may revoke its notice of prepayment in the event
(x) Borrower sends Lender a written notice of revocation at least ten (10) Business Days prior to the date of intended prepayment and (y) Borrower pays to Lender all of Lender's out-of-pocket costs and expenses incurred in anticipation of said prepayment.

         2.06     INTENTIONALLY DELETED.

         3. SECURITY; LOAN DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby (including without limitation the amounts authorized by Section 4 to be collected by Lender when due hereunder) are secured by, among other things, a first mortgage, security interest and lien on certain real and personal property collateral of Borrower, tangible and intangible, as described more particulary in those certain deeds of trust or mortgages (individually, as applicable, a "Security Instrument" and collectively the "Security Instruments") from Borrower to Lender, dated as of date hereof. All other documents to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, and all extensions, renewals and modifications thereof, are collectively referred to herein as the "Other Security Documents". The Security Instruments together with this Note and the Other Security Documents are collectively referred to herein as the "Loan Documents".

         4.       DEFAULT.

         4.01 EVENT OF DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note: (a) if any payment of principal and interest or any other payment required under this Note is not received by Lender on or before five (5) days after the date such payment is due (except that no grace period is provided for the payment of principal and interest due on the Maturity Date or upon acceleration of indebtedness following the occurrence of an Event of Default); or (b) if any default should occur under any Security Instrument or any of the Other Security Documents which is not fully cured following applicable notice or prior to the expiration of any applicable grace or cure period contained herein, in the Security Instruments or in the Other Security Documents. Upon the occurrence of an Event of Default, at Lender's option, the outstanding principal balance of this Note, together with all unpaid interest accrued thereon and all other sums due hereunder or under the Security Instruments or any Other Security Documents, shall, without notice or prior demand, immediately become due and payable.

         4.02 LATE CHARGES. If any payment is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by applicable grace period, if any), then, in addition to any default interest payments due hereunder, Borrower also shall pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. Such late charge shall be immediately due and payable, without notice or demand therefor.

         4.03 DEFAULT RATE. If this Note is not paid in full on or before the Maturity Date or the date on which the due date of the indebtedness has been accelerated pursuant to the provisions hereof, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum ("Default Rate") equal to the lesser of (a) five percent (5.0%) in excess of the Applicable Interest Rate or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law. In addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Rate on any payment due hereunder (including without limitation late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by applicable grace period, if any). Interest at the Default Rate shall be immediately due and payable from the date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable.

         4.04 INTEREST ON JUDGMENTS. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.

         4.05 CUMULATIVE REMEDIES; ATTORNEY FEES. The remedies of Lender in this Note, the Security Instruments and in the Other Security Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's sole discretion and as often as occasion therefor shall arise. If Borrower's obligations under this Note, the Security Instruments or any of the Other Security Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note, the Security Instruments or the Other Security Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all out-of-pocket costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender's in-house staff) and collection agency costs, whether or not suit be brought. No provision of this Section 4 shall be construed as an agreement or privilege to extend the date on which any required payment is due (subject to the applicable grace period, if any), nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default. The payments required under this
Section 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note, the Security Instruments or any of the Other Security Documents, nor any other remedies provided by law or in equity, and shall be added to the principal evidenced by this Note and deemed secured by the Security Instruments and Other Security Documents.

         5. LIMITATIONS ON RECOURSE. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower and of any general partner, principal or member of Borrower to pay the indebtedness evidenced by this Note and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article 15 of the Security Instruments.

         6. NO USURY. This Note is subject to the express condition that at no time shall Borrower be required or obligated to pay interest (or any other amount agreed to be paid hereunder which shall be deemed to be interest) at a rate which would subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If, from any circumstance whatsoever, Borrower is at any time required or obligated to pay interest (or any other amount agreed to be paid hereunder shall be deemed to be interest) at a rate in excess of such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate, and, as required by applicable law, all previous payments in excess of such maximum shall be deemed to have been payments in reduction of the principal balance owing under this Note in the inverse order of maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower and not to the payment of interest. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of said indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to this Note for so long as the Note is outstanding. This Section will control all agreements between Borrower and Lender in connection with this Note.

         7.       GENERAL CONDITIONS.

         7.01 NO WAIVER BY LENDER. No failure to accelerate the debt evidenced hereby nor failure or delay in exercising any other right or remedy upon the occurrence of an Event of Default hereunder, or any acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby, (ii) as a waiver or impairment of Lender's right of acceleration or any other right or remedy available to Lender upon the occurrence and during the continuance of an Event of Default, or (iii) as a waiver of Lender's right thereafter to insist upon strict compliance with the terms of this Note, the Security Instruments or any of the Other Security Documents; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for payment of any amount due under this Note, the Security Instruments or any of the Other Security Documents made by Lender's agreement with any person now or hereafter liable for the payment thereof shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note or any such other person, either in whole or in part unless Lender agrees otherwise in writing.

         7.02 BORROWER'S WAIVERS. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note, the Security Instruments or the Other Security Documents.

         7.03 UNCONDITIONAL PAYMENT. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity against any party not so released.

         7.04 AUTHORITY. Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, that the execution, delivery and performance of this Note has been duly authorized, that the person executing this Note on Borrower's behalf has authority to do so, and that this Note, once executed by Borrower, constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

         7.05 NEGOTIABLE INSTRUMENT. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.

         7.06 SALE OF LOAN BY LENDER: Lender shall have the right to transfer, sell or assign this Note, the Security Instruments and the Other Security Documents, and the Obligations hereunder.

         8.       MISCELLANEOUS.

         8.01 NOTICES. All notices and other communications under this Note, the Security Instruments or the Other Security Documents are to be in writing, addressed to the respective party as set forth in this section, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) business day after having been deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested. Initial addresses for each party are as follows:

                  Borrower:

                           c/o Price Enterprises, Inc.
                           17140 Bernardo Center Drive, Suite 300
                           San Diego, California 92128
                           Attention: Chief Financial Officer
                           Facsimile No.: (858) 675-9405

                  with a copy to:

                           Latham & Watkins
                           701 B Street, Suite 2100
                           San Diego, California 92101-8197
                           Attention: Jon Demorest, Esq.
                           Facsimile No.: (619) 696-7419

                                    and

                           Latham & Watkins
                           885 Third Avenue
                           New York, New York 10022

                           Attention: Elissa Benudis, Esq.
                           Facsimile No.: (212) 751-4864

                  Lender:

                           GMAC Commercial Mortgage Corporation
                           200 Witmer Road
                           P.O. Box 1015
                           Horsham, Pennsylvania 19044-8015
                           Attention: Servicing - Executive Vice President Facsimile No.: (215) 328-3478

                                    and

                           Commercial Capital Initiatives, Inc.
                           Wall Street Plaza
                           88 Pine Street
                           New York, New York 10005
                           Attention: Manager - Loan Administration
                           Facsimile: (212) 269-5286

                  with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048
                           Attention: Mitchell G. Williams, Esq.
                           Facsimile No.: (212) 912-7751

Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties now or hereafter designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section.

         8.02 ENTIRE AGREEMENT; TIME OF ESSENCE. This Note, together with the other Loan Documents and Lender's commitment letter to Borrower, contain the entire agreements between Borrower and Lender relating to the subject matter hereof and thereof, and supercede all prior discussions and agreements (oral or written) relative hereto and thereto which are not contained herein or therein. Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements in connection with this Note, the Security Instruments or the Other Security Documents, other than as expressly set forth herein or therein. In the event of any conflict between the terms of the Loan Documents, the following order of priority shall be used to resolve such conflict: The Note shall control over the Security Instruments and the Security Instruments shall control over all Other Security Documents. Time is of the essence with respect to all provisions of this Note.

         8.03 MODIFICATION. Neither this Note nor any of the other Loan Documents may be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. No person other than a duly authorized officer or agent of Lender shall be deemed an agent of Lender nor have any authority to waive, modify, supplement or terminate in any manner whatsoever any of the terms of this Note.

         8.04 BINDING EFFECT; JOINT AND SEVERAL OBLIGATIONS. The terms and provisions of this Note, the Security Instruments and the Other Security Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors and assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to alter any limitations or restrictions applicable to Borrower under the Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note, the Security Instruments and the Other Security Documents.

         8.05 UNENFORCEABLE PROVISIONS. Any provision of this Note, the Security Instruments or the Other Security Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.06 AMBIGUITY AND CONSTRUCTION OF CERTAIN TERMS. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

         8.07 GOVERNING LAW. This Note shall be interpreted, construed and enforced according to the laws of the State of New York.

         8.08 CONSENT TO JURISDICTION. Borrower and Lender, by its acceptance of this Note, agree and consent to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the real property encumbered by the Security Instruments is located with respect to any legal action, proceeding, or controversy between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Borrower further irrevocably consents to service of process by certified mail, return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Note and agrees that such service shall be effective ten (10) days after mailing. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the Security or other collateral provided for this Note.

         8.09 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE; THE APPLICATION OR COMMITMENT FOR THE LOAN EVIDENCED BY THIS NOTE; THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE, THE SECURITY INSTRUMENTS OR ANY OF THE OTHER SECURITY DOCUMENTS; OR ANY ACTS OR OMISSION OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.

         8.10 TAX IDENTIFICATION NUMBER. Borrower represents and warrants that its current tax identification number is: 33-0912723.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

                            PRICE OWNER LLC, a Delaware limited liability company

                            By: Price Owner Corp., a Delaware corporation, its managing member

                                     By:
                                              ---------------------------------
                                              Name:
                                              Title:


PAY TO THE ORDER OF _________________________________________________,
WITHOUT RECOURSE.

                            GMAC COMMERCIAL MORTGAGE
                            CORPORATION, a California corporation


                            By:
                                     ------------------------------------------
                                     Name:
Date:                                Title: Attorney-in-Fact
     -----------------

-------------------------------------------------------------------------------




                           PRICE OWNER LLC, as mortgagor
                                                 (Borrower)


                                         to


                 GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee
                                                 (Lender)

                        ___________________________________

                                FORM OF MORTGAGE AND
                                 SECURITY AGREEMENT
                        ___________________________________

                              Dated: June 28, 2000

                              Location:

                              Parcel Identification No. ________

                              Commonly known as


                              PREPARED BY AND UPON
                              RECORDATION RETURN TO:

                              Thacher Proffitt & Wood
                              Two World Trade Center
                              New York, New York 10048
                              Attention: David S. Hall, Esq.



-------------------------------------------------------------------------------

              MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the ______ day of __________, 2000 by PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, as mortgagor ("Borrower") to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, Horsham, Pennsylvania 19044-8015, as mortgagee ("Lender").

                                     RECITALS:

              Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $126,375,000.00 in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

              Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).


                                     ARTICLE I

                                 GRANTS OF SECURITY

              Section 1.1. PROPERTY MORTGAGED. Borrower does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and to its successors and assigns with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Lender and to its successors and assigns with power of sale, in accordance with the terms and conditions hereof, for the use and benefit of Lender, in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

              (a) LAND. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

              (b) ADDITIONAL LAND. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

              (c) IMPROVEMENTS. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the
"Improvements");

              (d) EASEMENTS. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

              (e) FIXTURES AND PERSONAL PROPERTY. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

              (f) LEASES AND RENTS. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C.
Section 101 et seq. (the "Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

              (g) CONDEMNATION AWARDS. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

              (h) INSURANCE PROCEEDS. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

              (i) TAX CERTIORARI. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

              (j) RIGHTS. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

              (k) AGREEMENTS. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder;

              (l) INTANGIBLES. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any;

              (m) CONVERSION. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

              (n) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property including, without limitation, any lockbox account and cash management account, and all complete securities, investments, property and financial assets held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; and

              (o) OTHER RIGHTS. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (n) above.

              Section 1.2. ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2, Section 3.7 and the provisions of that certain Lockbox Agreement dated the date hereof by and among Wells Fargo Bank, National Association, Lender and Borrower, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

              Section 1.3. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral").

              Section 1.4. PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in
Section 4.4), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                                CONDITIONS TO GRANT

              TO HAVE AND TO HOLD the above granted and described Property unto the Lender and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and the successors and assigns of Lender, forever;

              PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall perform the Other Obligations as set forth in this Security Instrument and shall abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void. Notwithstanding the foregoing, upon payment in full of the Debt, Lender shall promptly deliver a satisfaction of this Security Instrument to Borrower.

                                     ARTICLE II

                            DEBT AND OBLIGATIONS SECURED

              Section 2.1. DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

              (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

              (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined in Section 3.2);

              (c)    Intentionally Omitted;

              (d) the payment of all other monies agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents;

              (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

              (f) the payment of all sums advanced and actual out-of-pocket costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

              Section 2.2. OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

              (a) the performance of all other obligations of Borrower contained herein;

              (b) the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower and of any Guarantor (defined in Section 5.5) contained in the Other Security Documents; and

              (c) the performance of each obligation of Borrower and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the Other Security Documents.

              Section 2.3. DEBT AND OTHER OBLIGATIONS. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

              Section 2.4. PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due (after the expiration of any applicable notice and grace periods) shall be and continue to be an Event of Default.

                                    ARTICLE III

                                 BORROWER COVENANTS

              Borrower covenants and agrees with Lender that:

              Section 3.1. PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

              Section 3.2. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the other Obligations, including, without limitation, that certain Loan Agreement (the "Loan Agreement") dated the date hereof between Borrower and Lender (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

              Section 3.3. INSURANCE.

              (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                     (i) PROPERTY INSURANCE. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment owned or leased by Borrower or its affiliates (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Borrower shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

                     (ii) LIABILITY INSURANCE. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event less than $2,000,000.00 per occurrence and $1,000,000.00 general aggregate. During any construction of the Property, Borrower's general contractor for such construction shall also provide the insurance required in this Subsection b. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

                     (iii) WORKERS' COMPENSATION INSURANCE. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

                     (iv) BUSINESS INTERRUPTION. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than eighteen (18) months from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

                     (v) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s);

                     (vi) FLOOD INSURANCE. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of
(A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.

                     (vii) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

                     (viii) OTHER INSURANCE. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly used and situated, including, without limitation, sinkhole, mine subsidence, reasonable earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

              (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "AA" or better, or a comparable claims paying ability assigned by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or equivalent one or more credit rating agency approved by Lender (a "Rating Agency"), (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide, subject to Section 4.4(a) hereof, that all proceeds be payable to Lender as set forth in Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, INTER ALIA, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; and (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgagees, loss payees, additional insureds and named insureds (other than Borrower). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B:
"Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within twenty (20) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

              (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.

              (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and provided that Borrower shall have received the Net Proceeds, Borrower shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned (the "Restoration") and otherwise in accordance with Section 4.4 of this Security Instrument.

              (e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

              (f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage liability with a minimum umbrella coverage of $25,000,000.00 per occurrence and $25,000,000.00 in the aggregate.

              (g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

              (h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

              Section 3.4. PAYMENT OF TAXES, ETC. (a) Subject to the provisions of Section 3.4(b) and 3.5 hereof, Borrower shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property other than Permitted Exceptions. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

              (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost, (vi) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

              Section 3.5. ESCROW FUND. (a) At the option of Lender, Lender may require Borrower to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Borrower to Lender in amounts reasonably determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Borrower shall pay to Lender on the payment date as set forth in the Note on each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to promptly notify Lender of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. The Escrow Fund shall be held by Lender in an escrow account bearing interest at the bank monitor rate, with interest accruing to the benefit of Borrower.

              (b) Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing under the Note, this Security Instrument or the Other Security Documents, Lender shall not require an escrow for the Taxes relating to any space at the Property currently occupied by a tenant who maintains a credit rating of BBB or greater from Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., and Baa3 or greater from Moody's Investor's Service, Inc. or such comparable rating from such comparable Rating Agency selected by Lender in its sole discretion (an "Investment Grade Tenant"), provided (i) there is no default (which is continuing beyond all applicable notice and grace periods, if any) under the terms of the Lease with the Investment Grade Tenant, (ii) the Investment Grade Tenant is directly liable for the payment of said Taxes to the appropriate taxing authority under the terms of its Lease, (iii) Borrower notifies Lender in writing as to the amount of the Taxes to be paid by the Investment Grade Tenant as soon as the information becomes available to Borrower, but in no event less than thirty (30) days prior to the date said Taxes are due unless the space occupied by the Investment Grade Tenant is assessed for real estate tax purposes as a wholly independent tax lot, separate from any other portion of the Property, in which case Borrower shall notify Lender as soon as the information becomes available to Borrower and (iv) Borrower and/or the Investment Grade Tenant delivers to Lender, no later than thirty (30) days after the date the Taxes relating to the space occupied by the Investment Grade Tenant become delinquent (unless said Taxes are being contested by the Investment Grade Tenant in accordance with the provisions of Section 3.4(b) hereof), evidence reasonably satisfactory to Lender in all respects that said Taxes have been paid in full, provided, however, in no event shall the Taxes be paid after such date that would cause interest or penalties to accrue or become payable.

              Section 3.6. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Borrower shall deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property.

Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Subject to the provisions of Section 4.4(a) hereof, Borrower shall cause the award or payment in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. If the Property or any portion thereof is taken by the power of eminent domain, provided the Net Proceeds have been made available to Borrower for Restoration, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt, provided, however, provided no Event of Default has occurred and is continuing hereunder, under the Note or any of the Other Security Documents, in the event Lender receives an award or payment from any condemnation or eminent domain proceeding relating the Property which is in excess of the Release Amount (as defined in the Loan Agreement) applicable to the Property, Lender shall disburse said excess to Borrower (an "Excess Condemnation Disbursement") in the event Borrower has delivered evidence reasonably satisfactory to Lender that the Aggregate Debt Service Coverage Ratio (as defined in the Loan Agreement) for the twelve (12) month period immediately preceding the condemnation or eminent domain proceeding with respect to the Properties remaining encumbered by the liens of the Security Instrument, as of the date of the Excess Condemnation Disbursement, shall be equal to 1.80 to 1.00.

              Section 3.7. LEASES AND RENTS. Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Lender except that all proposed leases which (A)(i) are on the same form of lease which has been approved by Lender, (ii) are the result of an armslength transaction, (iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed twenty-five thousand (25,000) square feet, (v) where the proposed tenant is an independent third party not affiliated with the Borrower, (vi) provide for a lease term of less than ten
(10) years including options to renew and (vii) do not contain any terms which would materially adversely affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, or (B)(i) are the result of an armslength transaction, (ii) which provide for rental rates comparable to existing market rates, (iii) where space to be leased does not exceed fifteen thousand (15,000) square feet, (iv) where the proposed tenant is an independent third party not affiliated with the Borrower, (v) provide for a lease term of less than ten (10) years including options to renew and
(vi) do not contain any terms which would materially adversely affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, shall not, in the case of (A) and (B) above, be subject to the prior approval of Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair, in any material respect, the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder with respect to any Lease for space in excess of ten thousand (10,000) square feet of space at the Property; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents (other than the assignment to Lender); (vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Properties taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or
(B) without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, cancel or terminate any Lease (except for defaults thereunder or pursuant to the terms of Leases approved by Lender) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lender agrees to execute all reasonably requested subordination, non-disturbance and attornment agreements provided Lender has previously approved the Lease (provided Lender's approval is required pursuant to the terms hereof) and said agreement is on Lender's approved form ("Lender's Form"), provided, however, Lender may, in its sole discretion, agree to execute a subordination, non-disturbance and attornment agreement on a form other than Lender's Form.

       Notwithstanding the foregoing, to the extent Lender's prior written approval is required pursuant to the terms of this Section 3.7, Lender shall have seven (7) Business Days from receipt of such written request and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A MORTGAGE BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event Lender fails to respond to the request within such time, Lender's approval shall be deemed given. Borrower shall be required to provide Lender with such information and documentation as may be reasonably and in good faith required by Lender, including without limitation, lease comparables and other market information.

              Section 3.8. MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for (i) normal replacement of the Personal Property, (ii) tenant improvements pursuant to Leases entered into in accordance with the provisions of Section 3.7 hereof or (iii) the next immediately succeeding sentence) without the consent of Lender. Subject to the provisions of Section
4.4 hereof, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

              Section 3.9. WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

              Section 3.10. COMPLIANCE WITH LAWS. (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

              (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

              (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person chosen by Borrower and reasonably acceptable to Lender.

              (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

              (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

              Section 3.11. BOOKS AND RECORDS. (a) Borrower and any Guarantors and Indemnitors shall keep adequate books and records of account in accordance with methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

                     (i) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

                     (ii) a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement and/or balance sheet prepared by an independent certified public accountant within forty-five (45) days after the close of each fiscal quarter.

                     (iii) an annual audited balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors, in the form required by Lender, prepared by an independent certified public accountant reasonably acceptable to Lender, within ninety (90) days after the close of each fiscal year;

                     (iv) an annual certified rent roll presented on a quarterly basis consistent with the quarterly certified rent rolls described above within ninety (90) days after the close of each fiscal year;

                     (v) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least thirty
(30) days prior to the start of each calendar year; and

                     (vi) such other financial statements, including monthly operating statements and rent rolls, as Lender may reasonably request.

       Notwithstanding the provisions of this Section 3.11 to the contrary, Lender hereby acknowledges that, unless Lender notifies Borrower to the contrary, (i) Price Waterhouse Coopers, KPMG Peat Marwick, Arthur Andersen, Ernst & Young and Delloitte & Touche are acceptable certified public accountants and (ii) the form of rent roll, operating statement, balance sheet and budget currently used by Borrower are acceptable for the purposes of Subsection 3.11(a).

              (b) Upon reasonable request from Lender, Borrower and its affiliates shall furnish to Lender:

                     (i)      Intentionally Omitted; and

                     (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

              (c) Borrower and its affiliates and any Guarantor and Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

              Section 3.12. PAYMENT FOR LABOR AND MATERIALS. (a) Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property ("Labor and Material Costs") and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1).

              (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; and (v) the lien of the Labor and Material Costs has been discharged of record (by payment, bonding or otherwise).

              Section 3.13. PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, unless such non-observance or non-performance of such agreement or instrument would not have a material adverse effect on the value of the Property or the ability of Borrower to manage or operate the Property.

              Section 3.14. CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender.

              Section 3.15. EXISTENCE. Borrower will continuously maintain
(a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.

              Section 3.16. NON-CONSOLIDATION OPINION. Borrower has complied and will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the date hereof, delivered by Borrower's counsel in connection with the Loan (hereinafter defined) and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Security Instrument or the Cooperation Letter (hereinafter defined) (the "Non-Consolidation Opinion"), including, but not limited to, any exhibits attached thereto. Each entity other than the Borrower with respect to which an assumption is made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, has complied and will comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto.

              Section 3.17. MANAGEMENT. The Property shall be managed by either: (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a Qualified Manager (herein defined). Management by an affiliated entity or a professional property management company shall be pursuant to a written agreement reasonably approved by Lender. Except as otherwise expressly permitted herein, in no event shall any manager be removed or replaced or the terms of any management agreement materially modified or amended without the prior written consent of Lender. All Rents generated by or derived from the Property shall first be utilized for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. The term "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least ten (10) retail community centers or "power centers" totaling at least 3,500,000 square feet of gross leasable area (including all anchor space) in each case exclusive of the Property. Lender hereby acknowledges that, unless Lender notifies Borrower to the contrary, Excel Legacy Corporation is an approved property manager.

       Notwithstanding anything contained herein, in the Note or in the Other Security Documents to the contrary, Borrower may terminate the existing management agreement without Lender's consent and replace the property manager with a new property manager (the "New Manager"), provided (i) the replacement management agreement complies with all the provisions of the Note, this Security Instrument and the Other Security Documents, including, without limitation, Section 3.17 hereof, (ii) the New Manager executes and delivers to Lender an Assignment of Management Agreement and Subordination of Management Fees in substantially the same form as delivered by the existing property manager to Lender on the date hereof,
(iii) the New Manager is either a Qualified Manager or Price Enterprises, Inc. ("PEI")and (iv) except in the event the New Manager is PEI, Lender has received a Rating Agency Confirmation (hereinafter defined).

                                     ARTICLE IV

                                 SPECIAL COVENANTS

              Borrower covenants and agrees with Lender that:

              Section 4.1. PROPERTY USE. The Property shall be used only for a retail community center [WITH SOME OFFICE SPACE - PA ONLY]
[WITH SOME SELF-STORAGE SPACE - NJ ONLY] and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's discretion.

              Section 4.2. ERISA. (a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in
Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                     (i) One hundred percent (100%) of the equity interests in Borrower, directly or indirectly, are owned by PEI and equity interests in PEI are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                     (ii) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                     (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

              Section 4.3. SINGLE PURPOSE ENTITY. (a) It has not and shall not:

                     (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

                     (ii) acquire or own any material assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                     (iii) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

                     (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Operating Agreement or similar organizational documents, as the case may be;

                     (v) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

                     (vi) commingle its assets with the assets of any of its general partners, members, shareholders, affiliates, principals or of any other person or entity;

                     (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business, provided that such debt is not evidenced by a note and is paid within sixty (60) days of the date when such payment is due and at no time exceeds four percent (4%) of the then outstanding principal balance of the Note;

                     (viii) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, shareholders, principals and affiliates of Borrower, the affiliates of a general partner or member, or shareholder of Borrower, and any other person or entity;

                     (ix) enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof;

                     (x) seek the dissolution or winding up in whole, or in part, of Borrower;

                     (xi) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, member, shareholder, principal or affiliate thereof or any other person;

                     (xii) hold itself out to be responsible for the debts of another person;

                     (xiii) make any loans or advances to any third party, including any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof;

                     (xiv)    fail to file its own tax returns;

                     (xv) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof;

                     (xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Borrower is responsible for the debts of any third party (including any general partner, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof);

                     (xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                     (xviii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                     (xix) fail to provide in its (i) articles of organization, certificate of formation and/or operating agreement, as applicable, if Borrower is a limited liability company, (ii) limited partnership agreement if Borrower is a limited partnership or (iii) its certificate of incorporation, if Borrower is a corporation, that for so long as the Loan is outstanding pursuant to the Note and this Security Instrument, Borrower shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director (defined below) and of all other directors of the Borrower ;or

                     (xx) fail to conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter pertaining to substantive consolidation delivered by Latham & Watkins in connection with the Loan shall be true and correct in all respects.

              (b) If Borrower is a limited partnership or a limited liability company, each general partner or at least one member (the "SPE Member") of Borrower, as applicable, is a corporation whose sole asset is its interest in Borrower and each general partner or the SPE Member of Borrower, as applicable, will at all times comply, and will cause Borrower to comply, with each of the covenants, terms and provisions contained in Section 4.3(a) as if such representation, warranty or covenant was made directly by such general partner or SPE Member. Only the SPE Member may be designated as a manager under the law where the Borrower is organized.

              (c) Borrower shall at all times cause there to be at least two duly appointed members of the board of directors (collectively, the "Independent Director") of each general partner of Borrower (or of the SPE Member of Borrower) reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of the general partner (or SPE Member) either (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates,
(ii) a customer of, or supplier to, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used herein, (i) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise and (ii) the term "affiliate" means any person or entity, other than the SPE Member, which (x) owns, directly or indirectly, any interest in Borrower or the SPE Member or (y) controls or is under control with Borrower or the SPE Member, whether through ownership of voting securities, by contract or otherwise.

              (d) Borrower shall not cause or permit the board of directors of the general partner of Borrower (or of the SPE Member of Borrower) to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the general partner of Borrower (or the SPE Member of Borrower) unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

              Section 4.4. RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

              (a) If (i) the Net Proceeds (defined below) do not exceed $1,000,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and
(v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Borrower and Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

              (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(b). Provided the Net Proceeds are made available to Borrower for Restoration, Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of Section 3.3, Section 3.6 and this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender or Borrower, as the case may be, under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender or Borrower, as the case may be, with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Borrower shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Borrower's reasonable control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability toobtain any materials or services, and acts of God.

                     (i) The Net Proceeds shall be promptly made available to Borrower for payment of, or reimbursement of Borrower's expenses in connection with, the Restoration, subject to the following conditions:

                              (A)  no Event of Default shall have occurred
and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                              (B)  Lender shall, within a reasonable period
of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                              (C)  the Net Proceeds, together with any cash
or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                              (D)  (1) in the event that the Net Proceeds are
insurance proceeds,
less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                              (E)  Lender shall be reasonably satisfied that
any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or
(2) other funds of Borrower;

                              (F)  Lender shall be satisfied that, upon the
completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (on a "normalized" basis, i.e., after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income, whether or not such sums are escrowed with Lender) of at least 1.80 : 1.0, which coverage ratio shall be equal to or greater than the coverage ratio existing as of the date of this Security Instrument or, if lower, the coverage ratio which existed as of the date immediately preceding such casualty or taking as the case may be;

                              (G) the Restoration can reasonably be completed
on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

                              (H)  the Property and the use thereof after the
Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and

                              (I)  such fire or other casualty or taking, as
applicable, does not materially impair access to the Property or the Improvements.

                     (ii) The Net Proceeds shall be held by Lender in an account bearing interest at the bank monitor rate and, until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

                     (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration to provide goods and/or services, the cost of which shall exceed $50,000, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender (which deposit may be in the form of cash or a letter of credit, provided said letter of credit is in form, substance and from any issuing bank reasonably acceptable to Lender) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

              (vii) The excess, if any, of the Net Proceeds and the remaining balance, including any accrued interest thereon, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

              (viii) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.

                                     ARTICLE V

                           REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

              Section 5.1. WARRANTY OF TITLE. Borrower has good and indefeasible title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially, adversely interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever, subject to the Permitted Exceptions. Upon the recordation of this Security Instrument and the filing of a UCC Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by

Borrower.

              Section 5.2. AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

              Section 5.3. LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents.

              Section 5.4. VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected;
(v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

              Section 5.5. LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, any person guaranteeing the payment of the Debt or any portion thereof or performance by Borrower of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(c)), if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, this Security Instrument or the Other Security Documents, and (b) is not adequately covered by insurance, each as determined by Lender in its reasonable discretion.

              Section 5.6. STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

              (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification, unless the failure to obtain such permits or approvals does not have a material adverse effect on the value of the Property.

              (c) The Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws, unless such failure does not have a material adverse effect on the value of the Property.

              (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

              (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

              (f) The Property is served by public water and sewer systems.

              (g) The Property is free from damage caused by fire or other casualty.

              (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

              (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

              (j) Except as disclosed in the property condition report prepared in connection with the origination of the Loan, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

              (k) All security deposits relating to the Leases reflected on the certified rent roll.

delivered to Lender have been collected by Borrower except as noted on the certified rent roll.

              (l) Borrower has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

              (m) All the Improvements lie within the boundaries of the Property, except for encroachments which are Permitted Exceptions.

              Section 5.7. NO FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

              Section 5.8. SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

              Section 5.9. ERISA COMPLIANCE. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

              (b) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

              Section 5.10. LEASES. Except as disclosed in the certified rent roll for the Property delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the economic and other material terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to the best of Borrower's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents; (h) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current and are consistent with the certified rent roll for the Property delivered to and approved by Lender; (j) no tenant under any Lease is in default thereunder beyond any applicable notice and grace periods contained in the Lease, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the

Leases are valid and enforceable against Borrower and, to the best of Borrower's knowledge, the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; and (p) no brokerage commissions or finders fees are due and payable regarding any Lease, except for those not yet delinquent and which will be paid in the ordinary course of Borrower's business.

              Section 5.11. SOLVENCY. Borrower (a) has not entered into the transaction or executed the Note, this Security Instrument or any Other Security Document with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, any Indemnitor, any Guarantor, any principal or any related entity thereof, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Indemnitor, any Guarantor, any principal nor any related entity thereof, nor any principal, general partner or member thereof, in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

              Section 5.12. BUSINESS PURPOSES. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

              Section 5.13. TAXES. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

              Section 5.14. MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with
Article 16, is true and correct.

              Section 5.15. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application (the "Loan Application") for the loan (the "Loan") submitted to Lender and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect.

              Section 5.16. DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading, the effect of which would have a material adverse effect on the value of the Properties taken as a whole.

              Section 5.17. THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

              Section 5.18. ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

              Section 5.19. NON-CONSOLIDATION OPINION ASSUMPTIONS. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct.

              Section 5.20. FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Security Instrument, the Note or the Other Security Documents.

              Section 5.21. INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or
(c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

              Section 5.22. FORFEITURE. There has not been committed by Borrower or, to the best of Borrower's knowledge, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under the Note, this Security Instrument or the Other Security Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                                     ARTICLE VI

                            DEBTOR/CREDITOR RELATIONSHIP

              Section 6.1. RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

              Section 6.2. SERVICING OF THE LOAN. At the option of Lender, the loan secured hereby may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under the Note, this Security Instrument, and the Other Security Documents to the Servicer.

                                    ARTICLE VII

                                 FURTHER ASSURANCES

              Section 7.1. RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

              Section 7.2. FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable

Laws. Borrower, within ten (10) calendar days of Lender's demand, will execute and deliver and, upon Borrower's failure to do so, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2, provided, however, Lender agrees to exercise such power of attorney only upon the occurrence and during the continuance of an Event of Default.

              Section 7.3. CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty
(120) days to declare the Debt immediately due and payable.

              (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety
(90) days, to declare the Debt immediately due and payable.

              (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

              Section 7.4. ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) Business Days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications),
(x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults,
(xii) the amount of security
deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

              (b) Borrower shall use reasonable effects to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require or as provided in the applicable Lease, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. Notwithstanding the foregoing, Borrower shall only be obligated to request the estoppel certificates described under this Section 7.4(b) not more often than otherwise provided in the applicable Leases.

              (c)    Upon any transfer or proposed transfer contemplated by
Section 18.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument.

              (d) After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, and (iv) the balance of the sums in the Escrow Fund, if any, and any reserve accounts.

              (e) Flood Insurance. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vi).

              Section 7.5. SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security Instrument, and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note, and such other documents and instruments as may be required by Lender to effect the splitting of the Note and this Security Instrument.


              Section 7.6. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

              Section 7.7. AMENDED FINANCING STATEMENTS. Borrower will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

                                    ARTICLE VIII

                              DUE ON SALE/ENCUMBRANCE

              Section 8.1. NO SALE/ENCUMBRANCE. Borrower agrees that, except as expressly provided herein or in the Other Security Documents, Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Notwithstanding the foregoing, the Property may be transferred with the prior written consent of Lender which consent shall not be unreasonably withheld in the case of a proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by Lender for approval of borrowers for similar properties under mortgage loans secured by similar properties, PROVIDED THAT (i) only one such transfer shall be permitted during the term of the Note, (ii) prior to the effective date of the transfer, the transferee shall execute and deliver to Lender a written assumption agreement in form and substance acceptable to Lender in its sole discretion, (iii) a transfer fee equal to one percent (1%) of the Debt shall be paid by Borrower to Lender upon notice being given to Borrower of approval of the proposed transfer, (iv) no transfer shall be permitted hereunder if an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, (v) such transferee shall be a single purpose bankruptcy remote entity and Borrower shall cause to be delivered to Lender a non-consolidation opinion or an update of the same, in form and substance reasonably acceptable to Lender, upon Lender's request to do so and (vi) Borrower has caused to be delivered to Lender confirmation in writing from the Rating Agencies (a "Rating Agency Confirmation")to the effect that such transfer will not result in a qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (defined below). Borrower agrees that Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business in connection with the operation of the Property, provided same are paid when due.

              Section 8.2. SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to
(a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by

Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any managing agent affiliated with any of the foregoing (the "Affiliated Manager"), or any general partner or managing member (or if no managing member, any member) of Borrower, Guarantor, Indemnitor or Affiliated Manager is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation's stock; (d) if Borrower, any Guarantor, Indemnitor or Affiliated Manager or any general partner or managing member (or if no managing member, any member) of Borrower, any Guarantor, Indemnitor or Affiliated Manager is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the transfer or pledge of any partnership interest of any limited partner or any profits or proceeds relating to any such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged;
(e) if Borrower, any Guarantor, any Indemnitor or Affiliated Manager or any general partner or member of Borrower, any Guarantor or any Indemnitor or Affiliated Manager is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of a managing member or any profits or proceeds relating to such membership interest or the transfer or pledge of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relaing thereto, having been transferred or pledged; and (f) the removal or resignation of the managing agent (including, without limitation, the Affiliated Manager) other than in accordance with the terms of Section 3.17 hereof or that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof between Borrower, the other signatories thereto, Affiliated Manager and Lender.

              Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 8: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Borrower, any Guarantor or Indemnitor or any member or general partner thereof, and (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Borrower, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (I.E., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, PROVIDED THAT, as to each of clauses (a) and (b) of this sentence, with respect to any such sale, transfer or hypothecation, Borrower shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Lender and Rating Agencies, upon Lender's request to do so. Notwithstanding anything to the contrary contained in this Article 8, in the event any transfer results in any entity or party owning in excess of forty-nine percent (49%) of the ownership interest in Borrower, Guarantor, Indemnitor, Affiliated Manager, or any shareholder, partner, member or any direct or indirect legal or economic ownership interest in Borrower, Guarantor, Indemnitor, or Affiliated Manager, Borrower shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

              Section 8.3. LENDER'S RIGHTS. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

                                     ARTICLE IX

                                     PREPAYMENT

              Section 9.1. PREPAYMENT ONLY IN ACCORDANCE WITH NOTE. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note.

                                     ARTICLE X

                                      DEFAULT

              Section 10.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

              (a) if any Event of Default (as defined in the Note, for purposes of this Section 10.1(a) only) occurs under the Note;

              (b) if Borrower violates or does not comply with any of the provisions of Sections 3.7, 4.3 or 8.1 or if any general partner or the SPE Member of Borrower violates or does not comply with any of the provisions of
Section 4.3;

              (c) if any representation or warranty of Borrower, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity")) or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

              (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

              (e) except for the specific defaults set forth in this Section 10.1, any other default hereunder or any of the Other Security Documents by Borrower, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to Borrower, or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty
(120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days;

              (f) if Borrower or any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

              (g) if the Policies are not kept in full force and effect, or Borrower has not delivered evidence of the renewal of the Policies within ten
(10) days of Lender's written request therefor;

              (h) if (i) Borrower or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors'; or (ii) there shall be commenced against Borrower or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against the Borrower or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Borrower or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

              (i) if any of the assumptions contained in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, were not true and correct in all material respects as of the date of such Non-Consolidation Opinion or thereafter became untrue or incorrect in any material respect; or

              (j) any default occurs under any other Security Instrument, which default is not cured within all applicable notice and grace periods, if any.

                                     ARTICLE XI

                                RIGHTS AND REMEDIES

              Section 11.1. REMEDIES. (a) Upon the occurrence of any Event of Default, Borrower agrees that Lender, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Lender:

                     (i) declare the entire unpaid Debt or any portion thereof to be immediately due and payable;

                     (ii) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                     (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

                     (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                     (v) subject to the provisions of Article 15, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

                     (vi) subject to the provisions of Article 15, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

                     (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

                     (viii) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise (except to the extent caused by Lender's gross negligence, willful misconduct, illegal acts or fraud) and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (F) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                     (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Borrower at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

              (x) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

                              (A)  Taxes and Other Charges;

                              (B)  Insurance Premiums;

                              (C)  Interest on the unpaid principal balance of
the Note;

                              (D)  amortization of the unpaid principal balance
of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

                     (xi)     surrender the Policies maintained pursuant to
Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

                     (xii) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

                     (xiii) prohibit Borrower and anyone claiming on behalf of or through Borrower from making use of or withdrawing any sums from any lockbox or similar account, if any;

                     (xiv) pursue such other remedies as Lender may have under applicable law.

              (b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1 (h)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

              (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

              (d) Upon any sale made under or by virtue of this Section 11.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

              Section 11.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

              Section 11.3. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

              Section 11.4. ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property, and after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

              Section 11.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

              Section 11.6. EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower, Price Owner Corp. or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours and upon reasonable notice to Borrower at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located.

              Section 11.7. OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

              (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

              (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

              Section 11.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

              Section 11.9. VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws and such non-compliance has a material adverse effect on the value of the Properties taken as a whole, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

              Section 11.10. RIGHT OF ENTRY. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) business days' notice (except in the case of emergencies when no notice shall be required) to Borrower.

                                    ARTICLE XII
                               ENVIRONMENTAL HAZARDS

              Section 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, based upon an environmental Phase I site assessment of the Property and information that Borrower knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to (1) the written reports resulting from the environmental assessments of the Property delivered to Lender (the "Environmental Report") or (2) other written documents delivered to Lender; (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 12.2.
12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 12.2, 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law either (i) conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property or (ii) requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 12.2. 12.3 and 13.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" means any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 12.

              Section 12.2. ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto;
(b) there shall be no Releases of Hazardous Substances by Borrower, and Borrower shall use its commercially reasonable efforts to insure that there shall be no Releases of Hazardous Substances by any other person or entity, in, on, under or from the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto; (c) there shall be no Hazardous Substances in, on, or under the Property caused by Borrower, and Borrower shall use its commercially reasonable efforts to insure that there shall be no Hazardous Substances caused by any other person or entity, in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (other than Lender and its agents and employees or any other Indemnified Party) (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 12.2 has been violated (including, but not limited to sampling, testing nd analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 13.1) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances in violation of any Environmental Law, in, on, or under the Property or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 12.

              Section 12.3. LENDER'S RIGHTS. Lender, its environmental consultant, and/or other designated representatives, including, but not limited to any receiver, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Borrower, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Borrower's compliance with the provisions of this Article 12, and Borrower shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property to the maximum extent reasonably feasible. If (i) Borrower has not provided a reasonably acceptable written audit report prepared by an environmental consultant reasonably acceptable to Lender within a reasonable time after receipt of a request from Lender therefor and (ii) such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Borrower shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

                                    ARTICLE XIII

                                  INDEMNIFICATION

              Section 13.1. GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses to the extent arising out of Lender's gross negligence, fraud, illegal acts or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents prior to a foreclosure or deed-in lieu thereof ; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any Other Security Documents (other than economic consequences relating to the restructuring of the Debt); (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made;
(i) any failure of the Property to be in compliance with any Applicable Laws, provided such failure has a material adverse effect on the Property; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any material misrepresentation made by Borrower in this Security Instrument, the Other Security Documents, or any documents or information provided pursuant to Section 18.1 hereof. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this
Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity, in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a ful or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, affiliates involved with the Loan, subsidiaries involved with the Loan, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business). Notwithstanding anything to the contrary contained in this Section 13.1, after the date Lender or its nominee acquires title to the Property, whether by foreclosure, exercise of power of sale or otherwise, Borrower's liability under this Section 13.1 shall be limited to its acts or omissions prior to said date.

              Section 13.2. MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

              Section 13.3. ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

              Section 13.4. ENVIRONMENTAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all actual Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence, fraud, illegal acts or willful misconduct of any Indemnified Party: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property o operations thereon, including, but not limited to any failure by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws;
(f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in
Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property (except if said user was employed by, or under the control of, Lender) in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (j) any acts of Borrower or other users of the Property (except if said user was employed by, or under the control of, Lender), in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Substances in, on, or under the Property arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

              Notwithstanding the provisions of Section 13.4(a) to the contrary, the liabilities and obligations of Borrower hereunder shall not apply to the extent that Borrower can prove that such liabilities and obligations arose solely from Hazardous Substances that: (1) were not Released on any Property prior to the date that Lender or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (2) were not Released as the result of any act or negligence of Borrower or any of Borrower's affiliates, agents or contractors. An environmental audit prepared by an environmental consultant reasonably acceptable to Lender dated the date of Lender's acquisition of title to the Property whether by foreclosure, exercise of power of sale or otherwise shall be acceptable evidence for the purpose of the immediately preceding sentence.

              Section 13.5. DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals chosen by Borrower and reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding, provided, however, that upon (i) an Event of Default or (ii) Indemnified Parties reasonable belief that the attorneys and/or other professionals engaged by Indemnitor are not adequately pursuing the resolution of such claim or proceeding, the attorneys of Indemnified Parties shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                                    ARTICLE XIV

                                      WAIVERS

              Section 14.1. WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

              Section 14.2. MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

              Section 14.3. WAIVER OF NOTICE. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

              Section 14.4. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

              Section 14.5. SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

              Section 14.6. SURVIVAL. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 12 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property

(whether by Borrower, or by Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. All obligations and liabilities of Borrower under Article 12 shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt, PROVIDED that contemporaneously with or subsequent to such payment, Borrower, at its sole cost and expense, delivers to Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in full compliance with all applicable Environmental Laws.

              Section 14.7. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS, OR BORROWER, IN CONNECTION THEREWITH.

                                     ARTICLE XV

                                    EXCULPATION

              Section 15.1. EXCULPATION. Notwithstanding anything to the contrary contained in this Security Instrument or in any Other Security Document (but subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding to collect damages or wherein a money judgment or any deficiency judgment or order or any judgment establishing any personal obligation or liability shall be sought against Borrower or any principal director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower or any member of Borrower, or any successors, assigns, heirs or personal representatives of any of the foregoing (collectively, the "Exculpated Parties"). Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Security Instrument, the Other Security Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Security Instrument and the Other Security Documents; PROVIDED, HOWEVER, subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender in connection with the Note. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided below, sue for or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any action or proceeding, under or by reason of or under or in connection with the Note, the Other Security Documents or this Security Instrument.

              Section 15.2. RESERVATION OF CERTAIN RIGHTS. The provisions of
Section 15.1 shall not (a) constitute a waiver, release or impairment of the Obligations; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the Other Security Documents, including, without limitation, the Environmental Indemnity and that certain Guaranty of Recourse Obligations dated the date hereof given by PEI; (d) impair the right of Lender to obtain the appointment of a receiver; or (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith.

              Section 15.3. EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of Article 15.1 to the contrary, Borrower and Guarantor shall be personally liable to Lender on a joint and several basis for the Losses Lender incurs due to: (a) fraud or intentional misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of the Note, this Security Instrument or the Other Security Documents; (b) Borrower's material misapplication or material misappropriation of Rents received by Borrower after the occurrence and during the continuance of an Event of Default; (c) Borrower's material misapplication or material misappropriation of tenant security deposits or Rents collected in advance; (d) the material misapplication or material misappropriation of insurance proceeds or condemnation awards after the occurrence and during the continuance of an Event of Default; (e) unless otherwise approved by Lender, any fees or commissions paid by Borrower after the occurrence and during the continuance of an Event of Default to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Security Instrument or the Other Security Documents; (f) gross negligence, or criminal acts perpetrated by it resulting in forfeiture, seizure or loss of any portion of the Property; (g) any failure by Borrower or Indemnitor to comply with the terms and provisions of Section 13.4 hereof or of the Environmental Indemnity; (h) any failure by Borrower or any general partner or the SPE Member of Borrower to comply with the terms and provisions of Section 4.3 hereof; (i) all fees and expenses of Lender pursuant to Section 19.2 hereof; or (j) any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property or any part thereof, within the meaning of Article 8 hereof, without the prior written consent of Lender, unless expressly permitted pursuant to the terms of this Security Instrument, the Note or any of te Other Security Documents.

              Section 15.4. RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section
15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event (i) the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding caused by Guarantor, provided, however, for the purpose of this Section 15.4(i)(A), upon any such voluntary bankruptcy or insolvency proceeding, it shall automatically be presumed that said voluntary bankruptcy or insolvency proceeding was caused by Guarantor, which presumption can only be rebutted with clear and convincing evidence to the contrary, or (B) an involuntary bankruptcy or insolvency proceeding commenced by any person (other than Lender) and Borrower fails to use its commercially reasonable efforts to obtain a dismissal of such proceedings, or (ii) Borrower or any Guarantor or Indemnitor fails to comply with the terms and provisions of Section 3.11 hereof within thirty (30) days after written notice from Lender to Borrower (which notice shall be a second notice given after the expiration of any notice given pursuant to Section 10.1(e)).

              Section 15.5. BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the Other Security Documents.

                                    ARTICLE XVI

                                      NOTICES

              Section 16.1. NOTICES. All notices required or permitted hereunder shall be given and deemed effective in accordance with the terms of the Note.

                                    ARTICLE XVII

                                   APPLICABLE LAW

              Section 17.1. CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

              Section 17.2. USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

              Section 17.3. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

              Section 17.4. INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                                   ARTICLE XVIII

                                  SECONDARY MARKET

              Section 18.1. DISSEMINATION OF INFORMATION. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities") (any such transaction described in the foregoing clause shall be referred to as a "Secondary Market Transaction"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Borrower, any Guarantor or any Indemnitors, as Lender reasonably determines necessary or desirable for the purposes of a Secondary Market Transaction. Subject to the terms of the Cooperation Letter, Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender and, upon Lender's reasonable request, meeting with any Rating Agency for due diligence purposes. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be reasonably requested by Lender or requested by any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation. If required by Lender, Borrower shall deliver on the date hereof, at Borrower's sole cost and expense, a nonconsolidation opinion, and within ten (10) days after demand of Lender, either an update of same (which update Borrower will not be required to provide more than once) or if Borrower is not required to deliver a nonconsolidation opinion on the date hereof, Borrower shall deliver same, each in form and substance and delivered by counsel reasonably acceptable to Lender and acceptable to the Rating Agency rating or proposed to rate the Securities, as may be required by Lender and/or such Rating Agency. Borrower's failure to deliver the opinions required hereby shall constitute an Event of Default hereunder.

              Section 18.2. COOPERATION. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any Secondary Market Transaction, including, without limitation, complying with all of the terms and conditions of that certain letter, dated the date hereof, from Lender to Borrower and PEI (the "Cooperation Letter").

                                    ARTICLE XIX

                                       COSTS

              Section 19.1. PERFORMANCE AT BORROWER'S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise).

              Section 19.2. ATTORNEY'S FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and reasonable attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                                     ARTICLE XX

                                    DEFINITIONS

              Section 20.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein , and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

              Section 20.2. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                                    ARTICLE XXI

                              MISCELLANEOUS PROVISIONS

              Section 21.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

              Section 21.2. LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

              Section 21.3. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

              Section 21.4. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

              Section 21.5. SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

              Section 21.6. ENTIRE AGREEMENT. The Note, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Security Documents.

                                    ARTICLE XXII

                              CROSS COLLATERALIZATION

              Section 22.1. CROSS COLLATERALIZATION. Borrower acknowledges that the Debt is secured by this Security Instrument together with additional mortgages, deeds of trust or similar security instruments, as the case may be (together with their respective assignments of leases and rents and other documents securing or evidencing the Debt, the "Additional Security Instruments") and encumbering the properties referenced therein (the "Additional Properties"; together with the Property, collectively, the "Properties"). Upon the occurrence of an Event of Default, Lender shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Additional Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Debt, or the portion of the Debt and the lien and the security interest created by the Additional Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Debt then due and payable but still outstanding. Borrower acknowledges and agrees that the Property and the Additional Properties are located in one or more States and counties, and therefore Lender shall be permitted to enforce payment of the Debt and the performance of any term, covenant or condition of the Note, this Security Instrument, the Other Security Documents or the Additional Security Instruments and exercise any and all rights and remedies under the Note, this Security Instrument, the Other Security Documents or the Additional Security Instruments, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in any one or more of the States or counties in which the Property or any Additional Property is located. Neither the acceptance of this Security Instrument, the Note, the Other Security Documents or the Additional Security Instruments nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Note, this Security Instrument, the Other Security Documents, or any Additional Security Instruments through one or more additional proceedings in that State or county or in any other State or county. Any and all sums received by Lender under the Note, this Security Instrument, the Other Security Documents and the Additional Security Instruments shall be applied to the Debt in such order and priority as Lender shall determine, in its sole discretion, without regard to the Allocated Loan Amount (as defined in that certain Loan Agreement dated the date hereof) for the Property or any Additional Property or the appraised value of the Property or any Additional Property.

                                   ARTICLE XXIII

                                LOCAL LAW PROVISIONS

              The provisions set forth on Exhibit B annexed hereto are incorporated herein by reference as if fully set forth herein.

              IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the date first above written.

                                   PRICE OWNER LLC, a Delaware limited liability company

                                   By:    Price Owner Corp., a Delaware
                                          corporation, its managing member

                                          By: _____________________________
                                                 Name:
                                                 Title:

                              FORM OF ACKNOWLEDGEMENTS

                                     EXHIBIT A

                               (DESCRIPTION OF LAND)

                                     EXHIBIT B

                               (LOCAL LAW PROVISIONS)

This instrument was prepared by, and the recorded original should be returned to:

Thacher Proffitt & Wood
Two World Trade Center
New York, New York 10048
Attn: Mitchell G. Williams, Esq.

                     FORM OF ASSIGNMENT OF LEASES AND RENTS


                  THIS ASSIGNMENT OF LEASES AND RENTS (THIS "ASSIGNMENT") made as of the 28th day of June, 2000, by PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 ("Assignor"), to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having its principal place of business at 200 Witmer Road, Horsham, Pennsylvania 19044-8015 ("Assignee").

                                   WITNESSETH:

                  THAT Assignor for good and valuable consideration, receipt whereof is hereby acknowledged, hereby grants, transfers and assigns to Assignee the entire lessor's interest in and to all leases and other agreements affecting the use, enjoyment, or occupancy of all or any part of that certain lot or piece of land, more particularly described in EXHIBIT "A" annexed hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (hereinafter collectively referred to as the "Property").

                  TOGETHER WITH all other leases and other agreements affecting the use, enjoyment or occupancy of the Property now or hereafter made affecting the Property or any portion thereof, together with any extension, renewal, replacement or modification of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment; The leases and other agreements described above together with all other present and future leases and present and future agreements and any extension, renewal, replacement or modification of the same are hereinafter collectively referred to as the "Leases";

                  TOGETHER WITH:

                  (a) all deposits (whether for security or otherwise), rents, income, issues and profits arising from the Leases and renewals thereof and together with all rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the use, enjoyment and occupancy of the Property whether paid or accruing before or after the filing by or against Assignor of any petition for relief under the Bankruptcy Code (hereinafter defined) (hereinafter collectively referred to as the "Rents").

                  (b) all of Assignor's claims and rights (the "Bankruptcy Claims") to (i) the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, 11 U.S.C. ss.101 et seq., as the same may be amended (the "Bankruptcy Code") and (ii) any award or other payment which Assignor may hereafter become entitled to receive with respect to any Lease as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving the lessee under such Lease.

                  (c) all of Assignor's right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection with any of the Leases (individually, a "Lease Guarantor", collectively, the "Lease Guarantors") to Assignor (individually, a "Lease Guaranty", collectively, the "Lease Guaranties").

                  (d) all proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

                  THIS ASSIGNMENT is made in consideration of that certain mortgage loan made by Assignee to Assignor evidenced by that certain note made by Assignor to Assignee, dated the date hereof, in the principal sum of $__________ (the "Note"), and secured by those five (5) certain mortgages or deeds of trust given by Assignor to Assignee, dated the date hereof, covering the Property and the other property encumbered thereby and intended to be duly recorded (collectively, the "Security Instrument"). The principal sum, interest and all other sums due and payable under the Note, the Security Instrument and the Other Security Documents (hereinafter defined) are collectively referred to as the "Debt". The documents other than this Assignment, the Note or the Security Instrument now or hereafter executed by Assignor and/or others and by or in favor of Assignee which wholly or partially secure or guarantee payment of the Debt are hereinafter referred to as the "Other Security Documents."

                  ASSIGNOR WARRANTS that except as disclosed in the certified rent roll for the Property delivered to and approved by Assignee, (a) Assignor is the sole owner of the entire lessor's [SUBLESSOR'S - PA ONLY] interest in the Leases; (b) the Leases are valid and enforceable; (c) the economic and other material terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Assignee;
(d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Assignee); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent paying basis;
(g) to the best of Assignor's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents; (h) Assignor has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current and are consistent with the certified rent roll for the

Property delivered to and approved by Assignee; (j) no tenant under any Lease is in default thereunder beyond any applicable notice and grace periods contained in the Lease, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the Leases are valid and enforceable against Assignor and, to the best of Assignor's knowledge, the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease is subordinate to the Security Instrument, either pursuant to its terms or a recorded subordination agreement; and (p) no brokerage commissions or finders fees are due and payable regarding any Lease, except for those not yet delinquent and which will be paid in the ordinary course of Assignor's business.

                  ASSIGNOR COVENANTS with Assignee that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair, in any material respect, the value of the Leases as security for the Debt; (b) shall promptly send copies to Assignee of all notices of default which Assignor shall send or receive thereunder; (c) shall enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (d) shall not collect any of the Rents more than one (1) month in advance, (provided that a security deposit shall not be deemed rent collected in advance); (e) shall not execute any other assignment of the lessor's interest in the Leases or the Rents (other than this Assignment to Assignee); (f) shall not (i) materially alter, modify or change the terms of the Leases without the prior written consent of Assignee, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of the Security Instrument, or
(ii) without Assignee's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, cancel or terminate any Lease (except for defaults thereunder or pursuant to the terms of Leases approved by Assignee) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (g) shall not alter, modify or change the terms of any Lease Guaranty or cancel or terminate such Lease Guaranty without the prior written consent of Assignee; and (h) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Assignee, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Assignee agrees to execute all reasonably requested subordination, non-disturbance and attornment agreements provided Assignee has previously approved the Lease (provided Assignee's approval is required pursuant to the terms hereof) and said agreement is on Assignee's approved form.

                  ASSIGNOR FURTHER COVENANTS with Assignee that (a) except as otherwise consented to by Assignee, all Leases shall be written on the standard form of lease which shall have been approved by Assignee; (b) upon request, Assignor shall furnish Assignee with executed copies of all Leases; (c) no material changes may be made to the Assignee approved standard lease without the prior written consent of Assignee, which consent shall not be unreasonably withheld or delayed (a "Standard Lease Change"); (d) all proposed Leases and renewals of existing Leases shall be subject to the prior approval of Assignee, except as otherwise provided in the Security Instrument.

         Notwithstanding the foregoing, with respect to a Standard Lease Change only, Assignee shall have seven (7) Business Days from receipt of written request for such a Standard Lease Change and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request, provided, such request to Assignee is marked in bold lettering with the following language: "ASSIGNEE'S RESPONSE IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF AN ASSIGNMENT OF LEASES AND RENTS BETWEEN THE UNDERSIGNED AND ASSIGNEE" and the envelope containing the request must be marked "PRIORITY". In the event Assignee fails to respond to the request within such time, Assignee's approval shall be deemed given. Assignor shall be required to provide Assignee with such information and documentation as may be reasonably and in good faith required by Assignee, including without limitation, lease comparables and other market information.

                  THIS ASSIGNMENT is made on the following terms, covenants and conditions:

                                     PART 1

                               GENERAL PROVISIONS

                  1. PRESENT ASSIGNMENT. Assignor does hereby absolutely and unconditionally assign to Assignee Assignor's right, title and interest in all current and future Leases and Rents, Lease Guaranties, and Bankruptcy Claims, it being intended by Assignor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Assignee shall not be construed to bind Assignee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Assignee. Assignor agrees to execute and deliver to Assignee such additional instruments, in form and substance reasonably satisfactory to Assignee, as may hereafter be reasonably requested by Assignee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph 1, Assignee grants to Assignor a revocable license to operate and manage the Property and to collect the Rents and other sums due under the Lease Guaranties and Bankruptcy Claims. Assignor shall hold the Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Assignee for use in the payment of such sums. Upon an Event of Default, as defined in the Note and the Security Instrument, the license granted to Assignor herein shall automatically be revoked without notice to Assignor, and Assignee shall immediately be entitled to possession of all Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims, whether or not Assignee enters upon or takes control of the Property. Assignee is hereby granted and assigned by Assignor the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by courtappointed receiver to collect the Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims. Any Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Assignee in its discretion shall deem proper.

                  2. REMEDIES OF ASSIGNEE. (a) Upon or at any time after an Event of Default, Assignee may, at its option, without waiving such Event of Default, without notice and without regard to the adequacy of the security for the Debt, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the Property and have, hold, manage, lease and operate the Property on such terms and for such period of time as Assignee may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Assignee and may apply the Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims to the payment of the following in such order and proportion as Assignee in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (i) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Assignee may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (ii) the Debt, together with all costs and attorneys' fees. In addition to the rights which Assignee may have herein, upon the occurrence of an Event of Default, Assignee, at its option, may either require Assignor to pay monthly in advance to Assignee, or any receiver appointed to collect the Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Assignor or may require Assignor to vacate and surrender possession of the Property to Assignee or to such receiver and, in default thereof, Assignor may be evicted by summary proceedings or otherwise. For purposes of this paragraph 2, Assignor grants to Assignee its irrevocable power of attorney, coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Assignee for the proper management and preservation of the Property. The exercise by Assignee of the option granted it in this paragraph 2 and the collection of the Rents and all sums received pursuant to any Lease Guaranty and Bankruptcy Claims and the application thereof as herein provided shall not be considered a waiver of any default by Assignor under the Note, the Security Instrument, the Leases, this Assignment or the Other Security Documents.

         (b) Upon or at any time after the occurrence of an Event of Default, Assignee shall have the right in its own name or in the name of Assignor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Assignor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

         (c) If there shall be filed by or against Assignor a petition under the Bankruptcy Code, and Assignor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Assignor shall give Assignee not less than ten (10) days' prior notice of the date on which Assignor shall apply to the bankruptcy court for authority to reject the

Lease. Assignee shall have the right, but not the obligation, to serve upon Assignor within such ten-day period a notice stating that (i) Assignee demands that Assignor assume and assign the Lease to Assignee pursuant to Section 365 of the Bankruptcy Code and (ii) Assignee covenants to cure or provide adequate assurance of future performance under the Lease. If Assignee serves upon Assignor the notice described in the preceding sentence, Assignor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Assignee of the covenant provided for in clause (ii) of the preceding sentence.

                  3. NO LIABILITY OF ASSIGNEE. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Property after an Event of Default or from any other act or omission of Assignee in managing the Property after default unless such loss is caused by the gross negligence, illegal acts, fraud, bad faith or willful misconduct of Assignee. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or under or by reason of this Assignment and Assignor shall, and hereby agrees, to indemnify Assignee for, and to hold Assignee harmless from, any and all liability, loss or damage which may or might be incurred under the Leases or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, except to the extent such liability, loss or damage is the result of Assignee's gross negligence, illegal acts, fraud, bad faith or willful misconduct. Should Assignee incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate (as defined in the Note) shall be secured hereby and by the Security Instrument and the Other Security Documents and Assignor shall reimburse Assignee therefor immediately upon demand and upon the failure of Assignor so to do Assignee may, at its option, declare all sums secured hereby and the Security Instrument and the Other Security Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Assignee, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by the tenants or any other parties (other than Assignee, its employees, agents, representatives, contractors, subcontractors or affiliates), or for any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Security Instrument), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, except to the extent caused by Assignee's gross negligence, wilful misconduct, illegal acts, fraud or bad faith.

                  4. NOTICE TO LESSEES. Assignor hereby authorizes and directs the lessees named in the Leases or any other or future lessees or occupants of the Property upon receipt from Assignee of written notice to the effect that Assignee is then the holder of the Security Instrument and that an Event of Default exists thereunder or under this Assignment, the Note or the Other Security Documents to pay over to Assignee all Rents and all sums under any Lease Guaranty and to continue so to do until otherwise notified by Assignee. Assignor hereby agrees that each such lessee and any other or future lessee and occupant may rely upon such written notice from Assignee to so pay the Rents and other sums without any inquiry into whether there exists a default hereunder or under the Security Instrument, the Note or the Other Security Documents or whether Assignee is otherwise entitled to the Rents and other sums. Assignor hereby waives any right, claim or demand which Assignor may now or hereafter have against any present or future lessee or occupant by reason of such payment of Rents and other sums to Assignee, and any such payment shall discharge such lessee's or occupant's obligation to make such payment to Assignor.

                  5. OTHER SECURITY. Assignee may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor, may grant extensions, renewals or indulgences with respect thereto and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

                  6. OTHER REMEDIES. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the power and rights granted to Assignee hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note, the Security Instrument, or the Other Security Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect the Debt and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

                  7. NO MORTGAGEE IN POSSESSION. Nothing herein contained shall be construed as constituting Assignee a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Assignee. In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor and Assignee shall be obligated to account only for such Rents as are actually collected or received by Assignee.

                  8. CONFLICT OF TERMS. In case of any conflict between the terms of this Assignment and the terms of the Security Instrument, the terms of the Security Instrument shall prevail.

                  9. NO ORAL CHANGE. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Assignee, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  10. CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word "Assignor" shall mean "each Assignor and any subsequent owner or owners of the Property or any part thereof or interest therein," the word "Assignee" shall mean "Assignee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by the Security Instrument," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Property" shall include any portion of the Property and any interest therein, and the word "Debt" shall mean the principal balance of the Note with interest thereon as provided in the Note and the Security Instrument and all other sums due pursuant to the Note, the Security Instrument, this Assignment and the Other Security Documents; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  11. NON-WAIVER. The failure of Assignee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Assignor shall not be relieved of Assignor's obligations hereunder by reason of (i) failure of Assignee to comply with any request of Assignor or any other party to take any action to enforce any of the provisions hereof or of the Security Instrument, the Note or the Other Security Documents,
(ii) the release regardless of consideration, of the whole or any part of the Property, or (iii) any agreement or stipulation by Assignee extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Note, the Security Instrument or the Other Security Documents. Assignee may resort for the payment of the Debt to any other security held by Assignee in such order and manner as Assignee, in its discretion, may elect. Assignee may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Assignee thereafter to enforce its rights under this Assignment. The rights of Assignee under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Assignee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

                  12. INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

                  13. DUPLICATE ORIGINALS. This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

                  14. GOVERNING LAW. This Assignment shall be governed and construed in accordance with the laws of the state in which the Property is located.

                  15. TERMINATION OF ASSIGNMENT. Upon payment in full of the Debt and the delivery and recording of a satisfaction or discharge of the Security Instrument duly executed by Assignee (which satisfaction or discharge Assignee agrees to promptly delivery to Assignor), this Assignment shall become and be void and of no effect.

                  16. TRANSFER BY ASSIGNEE. No consent by Assignor shall be required for any assignment or reassignment of the rights of Assignee under this Assignment. All references to "Assignee" hereunder shall be deemed to include the assigns of Assignee.

                  17. EXCULPATION. Notwithstanding anything to the contrary contained in this Assignment, the liability of Assignor, and of any general partner or member of Assignor to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Note, the Security Instrument and the Other Security Documents shall be limited as set forth in Article 15 of the Security Instrument.

                  18. NOTICES. All notices or other written communications hereunder shall be given and become effective as provided in the Note.

                  THIS ASSIGNMENT, together with the covenants and warranties therein contained, shall inure to the benefit of Assignee and any subsequent holder of the Security Instrument and shall be binding upon Assignor, his heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Assignor has executed this Assignment the date first above written.

                                 PRICE OWNER LLC, a Delaware limited liability company

                                 By: Price Owner Corp., a Delaware corporation, its managing member

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                             FORM OF ACKNOWLEDGEMENT

                                   EXHIBIT "A"

                             [PROPERTY DESCRIPTION]

              FORM OF GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER


                  FOR VALUE RECEIVED, and to induce GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having its principal place of business at 200 Witmer Road, Horsham, Pennsylvania 19044-8015 ("Lender"), to lend to PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 ("Borrower"), the principal sum of __________ DOLLARS ($__________) (the "Loan"), evidenced by a certain note (the "Note") and secured by those certain mortgages and deeds of trust (collectively, the "Security Instruments"), as described in Exhibit A attached hereto and made a part hereof, and by other documents executed in connection therewith (the "Other Security Documents").

                  1. The undersigned, PRICE ENTERPRISES, INC. having an address at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 (hereinafter referred to as "Guarantor"), hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined).

                  2. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Security Instruments, or the Other Security Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

                  3. The term "Debt" as used in this Guaranty of Recourse Obligations of Borrower (the "Guaranty") shall mean the principal sum evidenced by the Note and secured by the Security Instruments, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note and all other sums other than principal or interest which may or shall become due and payable pursuant to the provisions of the Note, the Security Instruments or the Other Security Documents.

                  4. The term "Guaranteed Recourse Obligations of Borrower" as used in this Guaranty shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to the Note, the Security Instruments or the Other Security Documents.

                  5. Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 ET SEQ., and the regulations adopted and promulgated pursuant thereto (collectively, the "Bankruptcy Code") which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

                  6. Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all out-of-pocket expenses (including reasonable counsel fees) incurred by Lender in connection with the collection of the Guaranteed Recourse Obligations of Borrower or any portion thereof or with the enforcement of this Guaranty.

                  7. All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

                  8. Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

                  9. Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Security Instruments, or the Other Security Documents, against any person obligated thereunder or against the owner of the properties encumbered by the Security Instruments (collectively, the "Properties"), or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release or exchange of any property covered by the Security Instruments or other collateral for the Loan, or (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Security Instruments or the Other Security Documents, or the death of any Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Security Instruments or the Other Security Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Security Instruments or the Other Security Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

                  10. Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Security Instruments, or any of the Other Security Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instruments or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

                  11. As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) Guarantor will maintain a place of business or an agent for service of process in San Diego, California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate, (c) the failure of Guarantor's agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon, (d) if, despite the foregoing, there is for any reason no agent for service of process of Guarantor available to be served, and if Guarantor at that time has no place of business in San Diego, California then Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, Guarantor hereby waiving personal service thereof, (e) that within thirty days after such mailing, Guarantor so served shall appear or answer to any summons and complaint or other process and should Guarantor so served fail to appear or answer within said thirty-day period, said Guarantor shall be deemed in default and judgment may be entered by Lender against the said party for the amount as demanded in any summons and complaint or other process so served, (f) Guarantor initially and irrevocably designates Latham & Watkins, with offices on the date hereof at 701 B Street, Suite 2100, San Diego, California 92101, Attention: Jon D. Demorest, Esq., to receive for and on behalf of Guarantor service of process in San Diego, California with respect to this Guaranty, (g) with respect to any claim or action arising hereunder, Guarantor
(i) irrevocably submits to the nonexclusive jurisdiction of the courts of the states where the Properties are located and the United States District Court located in the county in which the Properties are located, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (h) nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                  12. This is a guaranty of payment and not of collection and upon any default of Borrower under the Note, the Security Instruments or the Other Security Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

                  13. Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

                  14. If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term "Guarantor" shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

                  15. Guarantor (and its representative, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

                  16. All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

                  17. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  18. This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  19. This Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of the State of New York, without reference or giving effect to any choice of law doctrine.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the ___ day of ___________, 2000.

                                   PRICE ENTERPRISES, INC., a Maryland
                                   corporation

                                   By:
                                      -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                 (DESCRIPTION OF NOTE AND SECURITY INSTRUMENTS)

1. Promissory Note (the "Note") dated as of the date hereof by Borrower in favor of Lender in the original principal amount of the Loan.
2. Mortgage and Security Agreement given by Borrower to Lender encumbering Westbury Retail, Westbury, New York
3. Mortgage and Security Agreement given by Borrower to Lender encumbering Wayne Retail Center, Wayne, New Jersey
4. Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing given by Borrower to Lender encumbering Signal Hill, Signal Hill, California
5. Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing given by Borrower to Lender encumbering Roseville Retail Center, Roseville, California
6. Open-End Mortgage and Security Agreement given by Borrower and Price Enterprises, Inc. to Lender encumbering Philadelphia Retail Center, Bensalem, Pennsylvania.

                    FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

                  ENVIRONMENTAL INDEMNITY AGREEMENT made as of the 28th day of June, 2000, by PRICE OWNER LLC, a Delaware limited liability company, having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 ("Borrower") and PRICE ENTERPRISES, INC. having an address at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 ("PEI") (Borrower and PEI hereinafter referred to individually and collectively, as "Indemnitor"), in favor of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, and its successors, transferees and assigns ("Indemnitee") and other Indemnified Parties (as defined below).

                              PRELIMINARY STATEMENT

                  WHEREAS, Borrower is the fee and/or leasehold owner of those certain parcels of real property more particularly described in EXHIBIT "A" attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Security Instruments (as hereinafter defined), being herein collectively referred to as the "Land"; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Properties"); and

                  WHEREAS, Indemnitee is prepared to make a loan (the "Loan") in the principal amount of $________________ to be evidenced by a certain promissory note in the principal amount of $_________________ given by Borrower to Indemnitee (the "Note") and secured by, among other things, certain mortgages and/or deeds of trust and security agreements made by Borrower to Indemnitee (the "Security Instruments") which will encumber the Properties; and

                  WHEREAS, as a condition to making the Loan to Borrower, Indemnitee requires Indemnitor to provide certain indemnities concerning Hazardous Substances (as hereinafter defined); and

                  WHEREAS, to induce Indemnitee to consummate the above described transaction, Indemnitor has agreed to enter into this Agreement;

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Indemnitee as follows:

                  1. Indemnitor represents and warrants, based upon environmental Phase I site assessments of the Properties and information that Indemnitor knows, that: (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Properties, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Indemnitee in writing pursuant to (1) the written reports resulting from the environmental assessments of the Properties delivered to Indemnitee (the

"Environmental Reports") or (2) other written documents delivered to Indemnitee; (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Properties except as described in the Environmental Reports; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Properties except as described in the Environmental Reports; (d) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to the presence of Hazardous Substances in, on, or under the Properties or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law arising out of the environmental condition of the Properties, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to environmental conditions in, on, under or from the Properties that is known to Indemnitor and that is contained in Indemnitor's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Properties and/or to the environmental condition of the Properties.

                  2. (a) Indemnitor covenants and agrees that: (a) all uses and operations on or of the Properties, by Indemnitor shall, and Indemnitor shall use commercially reasonable efforts to cause all uses and operations on or of the Properties by any other person or entity to be, in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances by Indemnitor, and Indemnitor shall use its commercially reasonable efforts to insure that there shall be no Releases of Hazardous Substances by any other person or entity, in, on, under or from the Properties, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto; (c) there shall be no Hazardous Substances in, on, or under the Properties caused by Indemnitor, and Indemnitor shall use its commercially reasonable efforts to insure that there shall be no Hazardous Substances caused by any other person or entity, in, on, or under the Properties in, on, or under the Properties, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto; (d) Indemnitor shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Indemnitor or any other person or entity (other than Indemnitee and its agents and employees or any other Indemnified Party) (the "Environmental Liens"); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Properties, pursuant to any reasonable written request of Indemnitee after Indemnitee has reason to believe this Agreement has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties (defined below) shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Properties, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitor shall not do or allow any tenant or other user of the Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Properties), impairs or may impair the value of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Properties; and (i) Indemnitor shall immediately notify Indemnitee in writing promptly after any Indemnitor has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards any Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting any Property,
(C) any required Remediation of environmental conditions relating to the Properties, and (D) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to the presence of Hazardous Substances in violation of any Environmental Law, in, on, or under any Property or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law arising out of the environmental condition of any Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Agreement.

                  (b) Indemnitor covenants and agrees, if requested by Indemnitee, to (i) reasonably promptly institute after such request, an operating and maintenance program (the "Maintenance Program") with respect to asbestos-containing materials ("ACMs"), PCBs ("PCBs") and/or lead based paint ("LBP"), consistent with the "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the indebtedness secured by the Note is repaid in full or until such earlier time as Indemnitee shall agree in writing to the termination of such Maintenance Program and (ii) execute an Operations and Maintenance Agreement prepared by an environmental consultant selected by Indemnitor and reasonably approved by Indemnitee relating to such Maintenance Program in form and substance reasonably satisfactory to Indemnitee. In furtherance of the foregoing, Indemnitor shall inspect and maintain all ACMs, PCBs and LBP on a regular basis to ensure that all ACMs, PCBs, and LBP shall be maintained in a condition required by all applicable Environmental Laws. Without limiting the generality of the preceding sentence, Indemnitee may reasonably require (i) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may specify, and (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters.

                  3. Indemnitee, its environmental consultant, and/or other designated representatives, including, but not limited to any receiver shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Indemnitee reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Indemnitor, to enter upon any Property at all reasonable times to assess any and all aspects of the environmental condition of such Property and its use, including, but not limited to conducting any environmental assessment or audit of such Property or portions thereof to confirm Indemnitor's compliance with this Agreement, and Indemnitor shall cooperate in all reasonable ways with Indemnitee in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at such Property to the maximum extent reasonably feasible. If (i) Indemnitor has not provided a reasonably acceptable written audit report prepared by an environmental consultant reasonably acceptable to Indemnitee within a reasonable time after receipt of a request from Indemnitee therefor and (ii) such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Indemnitor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Agreement, be paid by Indemnitee.

                  4. (a) Indemnitor shall, at Indemnitor's sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence, fraud, illegal acts or willful misconduct of any Indemnified Party: (i) any presence of any Hazardous Substances in, on, above or under any Property; (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Property; (iii) any activity by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of any Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the any Property of any Hazardous Substances at any time located in, under, on or above the such Property; (iv) any activity by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of any Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (v) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including, but not limited to any failure by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of such Property to comply with any order of any governmental authority in connection with Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering any Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;
(viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Property, including, but not limited to costs to investigate and assess such injury, destruction or loss;
(ix) any acts of Indemnitor or other users of any Property (except if said user was employed by, or under the control of, Indemnitee) in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Indemnitor or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (x) any acts of Indemnitor or other users of any Property (except if said user was employed by, or under the control of, Indemnitee), in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Indemnitor or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation;
(xi) any personal injury, wrongful death, or property damage caused by the presence of Hazardous Substances in, on, or under the Properties arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Property;

and (xii) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (1) were not Released on any Property prior to the date that Indemnitee or its nominee acquired title to such Property, whether by foreclosure, exercise of power of sale or otherwise and (2) were not Released as the result of any act or negligence of Indemnitor or any of Indemnitor's affiliates, agents or contractors. An environmental audit prepared by an environmental consultant reasonably acceptable to Indemnitee dated the date of Indemnitee's acquisition of title to a Property whether by foreclosure, exercise of power of sale or otherwise shall be acceptable evidence for the purpose of the immediately preceding sentence.

                  (b) Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably acceptable to the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding, provided, however, that upon (1) an Event of Default or
(2) Indemnified Parties reasonable belief that the attorneys and/or other professionals engaged by Indemnitor are not adequately pursuing the resolution of such claim or proceeding, the attorneys of Indemnified Parties shall control the resolution of any claim or proceeding. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                  5. The term "Hazardous Substances" shall mean any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

                  6. The term "Environmental Law" shall mean the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present or future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law either (i) conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property or (ii) requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.

                  7. The term "Release" of any Hazardous Substance means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                  8. The term "Remediation" means any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Agreement.

                  9. The term "Indemnified Parties" means Indemnitee and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrances created by the Security Instruments are or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to Investors (as defined in the Security Instruments) or prospective Investors in the Securities (as defined in the Security Instruments), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, affiliates having an involvement with the Loan, subsidiaries having an involvement with the Loan, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

                  10. The term "Losses" includes any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense).

                  11. This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Indemnitor contained herein, are, and shall be deemed to be, secured by the Security Instrument.

                  12. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Security Instruments or any other document which evidences, secures or guarantees all or any portion of the Loan (the "Other Security Documents") to or with Indemnitee or Indemnitor or any person who succeeds any Indemnitor or Borrower as owner of any Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Security Instruments or any of the Other Security Documents, (b) subject to the last sentence of Section 4(a) hereof, any sale or transfer of all or part of any Property, (c) except as provided herein, any exculpatory provision in the Note, the Security Instruments, or any of the Other Security Documents limiting Indemnitee's recourse to property encumbered by the Security Instruments or to any other security, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor or Borrower, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor or Borrower under the Note, the Security Instruments or any of the Other Security Documents or herein, (e) the release of any Indemnitor or Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Other Security Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) subject to the last sentence of Section 4(a) hereof the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee's failure to record any Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

                  13. Indemnitee may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instruments, or any Other Security Documents or any of the Properties, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, any Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instruments for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instruments, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instruments; Indemnitors are fully and personally liable for such obligations, and their liability is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

                  14. The obligations and liabilities of Indemnitor under this Indemnity shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Security Instrument, provided, however, all obligations and liabilities of Indemntior under this Agreement 12 shall cease and terminate on the first (1st) anniversary of the date of payment to Indemnitee in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Indemnitor, at its sole cost and expense, delivers to Indemnitee an environmental audit of each Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Indemnitee and indicating that all of the Properties are in material compliance with all applicable Environmental Laws

                  15. Any amounts payable to Indemnitee under this Agreement shall become immediately due and payable and, if not paid within five (5) days of written demand therefor, shall bear interest at the rate equal to the lesser of (a) the Default Rate (as defined in the Note), or (b) the maximum interest rate which Borrower or any other Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

                  16. Indemnitor hereby waives (a) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnitee to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (b) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnitee; (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnitee; (d) trial by jury in any action or proceeding brought by Indemnitor or Indemnitee or other Indemnitee or in any counterclaim asserted by Indemnitee or other Indemnitee against Indemnitor or in any matter whatsoever arising out of or in any way connected with this Agreement; (e) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (f) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand under this Agreement; and (g) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

                  17. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Properties or otherwise obligated by law to bear the cost. Indemnitee shall be and hereby is subrogated to all of Indemnitor's rights now or hereafter in such claims.

                  18. Indemnitor shall cooperate with Indemnitee, and provide reasonable access (with minimal interference to the maximum extent reasonably feasible) to Indemnitee and any professionals engaged by Indemnitee, upon Indemnitee's request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on any Property.

                  19. Each Indemnitor represents and warrants that:

                      (a) if Indemnitor is a corporation, partnership or limited liability company, it has the full corporate/partnership/company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/partnership/company action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

                      (b) if Indemnitor is an individual, he/she is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

                      (c) if Indemnitor is a corporation, a partnership or a limited liability company, its execution of, and compliance with, this Agreement is in the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of that Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Properties is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or any Property is subject;

                      (d) if Indemnitor is an individual, his/her execution of, and compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or any Property is subject;

                      (e) there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

                      (f) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                      (g) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

                      (h) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

                  20. No delay on Indemnitee's part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

                  21. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Substances on, from or affecting any Property, and (b) any claim, suit or proceeding, whether administrative or judicial in nature ("Legal Action"), brought against such party or instituted with respect to any Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of paragraph 24 hereof.

                  22. Indemnitee shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the compliance with the terms of this Agreement, including random inspections on a reasonable basis.

                  23. Each Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

                  24. All notices given under this Agreement shall be given and become effective as provided in the Note, except that notices to the Indemnitor shall be sent to Borrower as provided in the Security Instrument and to the other Indemnitor parties at the addresses set forth below (subject to change as provided in the Note).

                  25. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the states in which the Properties are located and any appellate courts thereof, and (b) irrevocably waives any objection which Indemnitor may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  26. The terms of this Agreement are for the sole and exclusive protection and use of Indemnitee. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of "Indemnified Parties" are not such excluded third-party beneficiaries.

                  27. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Security Instruments.

                  28. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  29. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  30. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to Indemnitor and each person or entity comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns, to whose favor the provisions of this Agreement shall also inure.

                  31. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

                  32. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

                  33. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instruments, or the Other Security Documents or would otherwise have at law or in equity.

                  34. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  35. This Agreement shall be governed and construed in accordance with the laws of the state of New York and the applicable laws of the United States of America.

                  36. (a) Wherever pursuant to this Agreement: (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursement for the expenses of the in-house staff or otherwise.

                  (c) Any reference to attorneys' fees payable by Indemnitor shall be deemed to mean attorneys' fees actually incurred.

                  IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor as of the date first above written.

                           PRICE OWNER LLC, a Delaware limited liability company

                           By: Price Owner Corp., a Delaware corporation, its managing member

                                    By:      ___________________________
                                             Name:
                                             Title:

                           PRICE ENTERPRISES, INC., a Maryland
                           corporation

                           By:      _________________________
                                    Name:
                                    Title:

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF REAL ESTATE
                                (to be attached)